UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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POLYMER GROUP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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POLYMER GROUP, INC.

NOTICE OF 2007 ANNUAL MEETING
AND PROXY STATEMENT

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

April 20, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 annual meeting (the “Annual Meeting”) of stockholders of Polymer Group, Inc. (“PGI”) to be held on May 24, 2007, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina.

The Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, I urge you to vote, sign, date, and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you plan to attend the Annual Meeting. Signing the enclosed Proxy will not prevent you from voting in person if you attend the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

We hope that you can attend the Annual Meeting. We appreciate your interest in and support of PGI.

Sincerely,
/s/ WILLIAM B. HEWITT
William B. Hewitt Interim Chief Executive Officer

POLYMER GROUP, INC.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2007

To the Stockholders of Polymer Group, Inc.:

The 2007 annual meeting (the “Annual Meeting”) of the stockholders of Polymer Group, Inc. will be held on May 24, 2007, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina, to consider and take action with respect to the following matters:

1.                the election of nine directors for one-year terms or until their successors are duly elected and qualified; and

2.                the transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors fixed the close of business on April 5, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, to assure your shares are represented at the Annual Meeting, please date, execute, and promptly mail the enclosed Proxy in the envelope provided, for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors,
/s/ DANIEL L. RIKARD
Daniel L. Rikard Secretary
Charlotte, North Carolina April 20, 2007

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

POLYMER GROUP, INC.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2007

This Proxy Statement is being provided to the stockholders of Polymer Group, Inc. (“PGI,” “we,” or the “Company”) in connection with the solicitation of proxies by PGI’s Board of Directors (the “Board of Directors” or the “Board”) for the 2007 annual meeting of stockholders (the “Annual Meeting”) to be held on May 24, 2007, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina, and at any adjournments thereof. This Proxy Statement and the enclosed Proxy are first being sent or given to stockholders on or about April 20, 2007. The Board of Directors fixed the close of business on April 5, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournments thereof.

When you sign and return the enclosed Proxy, the shares represented thereby will be voted in accordance with the directions noted thereon. If no direction is indicated, the shares represented thereby will be voted FOR the slate of directors described herein and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in the discretion of the proxy holders.

Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting or by submission of a later-dated proxy that is received prior to the Annual Meeting.

The Company has five authorized classes of common stock consisting of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock, each of which classes have a par value of $.01 per share and are collectively referred to as the “Common Stock.” Each outstanding share of Common Stock entitles the holder thereof to one vote. Holders are not entitled to vote fractional shares. On April 5, 2007, the record date, there were a total of 19,285,573 shares of Common Stock outstanding, consisting of 19,130,600 shares of Class A Common Stock, 130,654 shares of Class B Common Stock and 24,319 shares of Class C Common Stock. There are currently no shares of Class D Common Stock or Class E Common Stock outstanding.

In addition, the Company has the authority to issue preferred stock, par value $.01 per share (“Preferred Stock”) from time to time and in one or more series. As of the record date, there were no shares of Preferred Stock outstanding.

The presence in person or by proxy of the holders of a majority of the Common Stock outstanding shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (otherwise known as a “broker non-vote”), such shares will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum. However, broker non-vote shares will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of nine directors. Each of the nominees, except Mark Patterson and Veronica Hagen, was elected at the 2006 annual meeting of stockholders of Polymer Group, Inc., for which proxies were solicited. Mr. Patterson was elected by the Board effective December 20, 2006 to fill the vacancy created by the resignation of Michael Watzky. Ms. Hagen was elected by the Board effective April 23, 2007 to fill the vacancy created by the departure of James Schaeffer. Each director will serve a one-year term or until his or her successor is duly elected and qualified or until his or her death, resignation or removal in accordance with the Company’s Amended and Restated By-Laws. The Board expects all nominees named herein to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board reduces the number of directors.

Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote “FOR” the election of Mr. Pedro Arias, Mr. Ramon Betolaza, Mr. Lap Wai Chan, Ms. Veronica Hagen, Mr. William Hewitt, Mr. Eugene Linden, Mr. James Ovenden, Mr. Mark Patterson, and Mr. Charles E. Volpe to the Board. See “Management—Nominees for Director” for information with respect to each of the foregoing nominees for director.

OTHER BUSINESS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

MANAGEMENT

The following sets forth information as to each nominee for director and each executive officer of the Company, as of April 5, 2007, including age, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company. Messrs. Arias, Betolaza, Chan, Hewitt and Patterson have been designated by MatlinPatterson Global Opportunities Partners pursuant to the Shareholders Agreement currently in effect. See “Certain Relationships and Related Transaction—Shareholders Agreement” for more information regarding the Shareholders Agreement.

Nominees for Director

Pedro A. Arias, 64, has served as a director since March 5, 2003. Mr. Arias has served as polymers strategy and planning manager for Occidental Petroleum. He has also been active in researching related polymer fields and been published in publications of universities and industrial organizations. Mr. Arias presently is an independent polymers consultant member of Interconsul and adviser to the OECD Chemical Division, IPCS (WHO) and EU—RTD Directorate.

Ramon Betolaza, 37, has served as a director since March 5, 2003. Mr. Betolaza presently is a Partner in MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Betolaza was a Director at Credit Suisse First Boston (Europe) Ltd.

Lap Wai Chan, 40, has served as a director since March 5, 2003. Mr. Chan presently is a Managing Partner of MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Chan was a Managing Director at Credit Suisse First Boston H.K. Ltd. Mr. Chan has extensive investment experience in Asia, Latin America, North America and Oceana.

Veronica Hagen, 61, has served as a director and Chief Executive Officer of the Company since April 23, 2007. Prior to joining the Company, Ms. Hagen served as the president and chief executive officer of Sappi Fine Paper North America, a $1.4 billion division of the South African-based Sappi Limited, since November, 2004. Prior to working for Sappi, Ms. Hagen served in various executive roles with Alcoa Inc. since 1998, including Chief Customer Officer from 2003 to 2004 and President, Alcoa Engineered Products from 2001 to 2003. Ms. Hagen also serves as a director of Newmont Mining Corporation.

William B. Hewitt, 68, has served as a director since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Mr. Hewitt also served as the Company’s Interim Chief Executive Officer from September 21, 2006 through April 22, 2007. Mr. Hewitt previously served as Chairman of the Board of Global Vantedge, a credit and receivables management firm, and was associated with Global Vantedge since November 2002 until its sale in 2007. The Company and Mr. Hewitt entered into an agreement for consulting services effective December 9, 2004, which was terminated by mutual agreement effective December 31, 2005. See “Certain Relationships and Related Transactions” for further information with respect to the consulting agreement.

Eugene Linden, 60, has served as a director since March 5, 2003. Since March 15, 2005, Mr. Linden has served as a vice president and chief investment strategist for Bennett Management Corp. Mr. Linden is also an author and social critic who has written widely on a number of subjects including finance and markets.

James A. Ovenden, 44, has served as a director since March 5, 2003. Mr. Ovenden is presently the Chief Financial Officer of OTO Development, Inc. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden was previously the principal consultant with CFO Solutions of SC, LLC, a financial consulting services business. Prior to CFO Solutions, Mr. Ovenden was employed by CMI

Industries, a manufacturer of textile products, from 1987 until 2002 and served on the board as well as in the role of Chief Financial Officer and Executive Vice President of that company from 1993 to 2002.

Mark Patterson, 55, has served as a director since December 20, 2006. Mr. Patterson presently serves as the Chairman of MatlinPatterson Global Advisers LLC, a $3.8 billion private equity firm which he co-founded in 2002 in a spin-off from Credit Suisse First Boston. Prior to the formation of MatlinPatterson in 2002, Mr. Patterson was a Managing Director at Credit Suisse First Boston, where he served as Vice Chairman from 2000 to 2002. Mr. Patterson also serves as a director of Allied World Assurance Company.

Charles E. Volpe, 69, has served as a director since May 23, 2006. Mr. Volpe is the retired President and Chief Operating Officer of KEMET Corporation. He served as a director of KEMET Corporation until 2006.

Executive Officers

Name	Age	Office	Period Held
Veronica Hagen	61	Chief Executive Officer	2007 - present
		President and Chief Executive Officer, Sappi Fine	2004 - 2007
		Paper North America
		Chief Customer Officer, Alcoa Inc.	2003 - 2004
		President, Alcoa Engineered Products	2001 - 2003
Willis C. Moore III	54	Vice President & Chief Financial Officer	2003 - present
		Executive Vice President & Chief Financial Officer of Unifi, Inc	1994 - 2003
Fernando Espinosa	63	Vice President & General Manager, Latin America	1994 - present
Michael W. Hale	57	Vice President & General Manager, U.S. Nonwovens	2003 - present
		Vice President, Product Supply	2001 - 2003

Officers are not elected for a fixed term of office but are removable at the discretion of the Board of Directors.

There are no family relationships among the foregoing persons.

Mr. Espinosa was an executive officer of the Company on May 11, 2002 when the Company filed a petition under Chapter 11 of the federal bankruptcy laws.

Information About the Board of Directors

The Board of Directors held 21 meetings (exclusive of committee meetings and update teleconferences) during the preceding fiscal year. The Board of Directors has established a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Purchasing Committee, and a Restricted Stock Committee, the functions and current members of which are noted below. Each member of the Board of Directors during the preceding fiscal year attended 75% or more of the meetings held during the preceding fiscal year by the Board of Directors and any committees on which such director served, with the exception of Mr. Chan in regard to the Nominating and Corporate Governance Committee. The Company encourages its directors to attend the annual meeting of stockholders. Eight directors attended the Company’s 2006 annual meeting of stockholders.

Compensation Committee.   The Compensation Committee of the Board of Directors currently consists of Messrs. Linden (Chairman), Volpe and Hewitt. The Compensation Committee, among other duties, establishes, approves, and reviews the Company’s executive compensation strategy and the individual elements of total compensation for executive officers of the Company. The Board has adopted a

Compensation Committee Charter that can be found on the Investors’ page of the Company’s publicly-available website (www.polymergroupinc.com). Pursuant to its charter, the Compensation Committee may delegate its authority and responsibilities to such of its members or subcommittees as the Compensation Committee deems appropriate. The Compensation Committee met 3 times during the preceding fiscal year.

The Chief Executive Officer of the Company provides the Compensation Committee with recommendations of compensation for each of the other executive officers. Those recommendations are then considered by the Compensation Committee. The Chief Executive Officer and other members of management may attend Compensation Committee meetings from time to time at the request of the Compensation Committee but are generally not present for any discussion of the individual components of their own compensation. Approval of the individual elements of total compensation for executive officers rests with the Compensation Committee, not management. Executive officers do not determine, nor make recommendations for, the amount of director compensation.

Neither the Compensation Committee nor the Company has engaged compensation consultants to make compensation recommendations or to assist in the determination of executive or director compensation. The Company obtains salary surveys provided by Watson-Wyatt and market information to gain an understanding of trends in executive compensation; however, Watson-Wyatt is not engaged to provide any compensation consulting services.

Audit Committee.   The Audit Committee of the Board of Directors currently consists of Messrs. Ovenden (Chairman), Hewitt and Linden. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments, reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors, and reviews reports and disclosures of insider and affiliated party transactions. The Board has adopted an Audit Committee Charter that can be found on the Investors’ page of the Company’s publicly-available website (www.polymergroupinc.com). The Audit Committee held 11 meetings during the preceding fiscal year. The Board has determined that Mr. Ovenden is the “audit committee financial expert” serving on the Audit Committee within the meaning of the applicable SEC rules and regulations. Except for Mr. Hewitt, all members of the Audit Committee are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee (the “Nominating Committee”) currently consists of Messrs. Volpe (Chairman), Chan and Hewitt. The Nominating Committee, among other duties, assists the Board by identifying individuals qualified to become Board members, recommends individuals to the Board for nomination as members of the Board and its committees, leads the Board in its annual review of the Board’s performance, and develops and recommends to the Board a set of corporate governance guidelines applicable to the Company. The Board has adopted a Nominating and Corporate Governance Committee Charter and Nominating and Corporate Governance Guidelines that can be found on the Investors’ page of the Company’s publicly-available website (www.polymergroupinc.com). The Nominating Committee held one meeting during the preceding fiscal year. Nominating Committee members also led the search process that yielded Ms. Hagen as the Company’s new Chief Executive Officer and director.

A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing and include such supporting material the stockholder considers appropriate in compliance with the Company’s Amended and Restated By-Laws. The Nominating Committee will review the stockholder’s submission and, pursuant to the provisions of the Company’s

Amended and Restated By-Laws relating to stockholder nominations and consistent with the restrictions of the Shareholders Agreement, will make a recommendation to the Board as to whether the Board should consider nominating any person nominated by a stockholder.

Once the Nominating Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Nominating Committee. The Nominating Committee evaluates the prospective nominee against certain standards and qualifications, including, the qualifications for directors set forth in the Nominating and Corporate Governance Guidelines and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes its recommendation to the full Board which is responsible for making the final determination as to nominees.

Purchasing Committee.   Mr. Arias is currently the chairman and sole member of the Purchasing Committee. The Purchasing Committee was established to assist and advise management of the Company regarding purchases of raw materials with the Company’s suppliers, in light of the critical importance to the Company’s profitability resulting from raw material pricing and availability.

Restricted Stock Committee.   The Restricted Stock Committee currently consists of Messrs. Betolaza, Chan and Patterson. The Restricted Stock Committee was established to make decisions under the Company’s 2004 Restricted Stock Plan, which allows for grants of restricted stock to directors of the Company.

Director Independence.   The Nominating Committee reviewed director independence in April 2007. During this review, the committee relied on the Nominating and Corporate Governance Guidelines and considered, among other things, transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The committee also considered transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that, of the directors nominated for election at the annual meeting, Messrs. Arias, Linden, Ovenden and Volpe are independent of the Company and its management within the meaning of the applicable rules and regulations of the SEC and NYSE. Messrs. Betolaza, Chan and Patterson are considered non-independent outside directors because of their affiliation with MatlinPatterson Global Advisers LLC, an affiliate of the Company’s controlling stockholder. Mr. Hewitt became non-independent in 2004 due to his consulting agreement with the Company, which was terminated effective December 31, 2005, and due to his service as interim Chief Executive Officer from September 21, 2006 through April 22, 2007. Mr. Schaeffer lacked independence because he was an executive officer of the company while he was a director. Ms. Hagen lacks independence because she is an executive officer of the Company effective April 23, 2007.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with the chairman or with the directors as a group may do so by writing to Chairman, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269. The Corporate Secretary of the Company will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater-than-ten percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no such filings were required, the Company believes that during the period from January 1, 2006 through December 30, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with, other than the following late filings: one late Form 3 for Mr. Volpe, one late Form 4 for Mr. Hewitt, and one late Form 4 each for Messrs. Hale, Cheng, Dort, Espinosa, Ferencz, Moore, Norman, Rikard, Rockenfield, Tyson, and Spencer.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are Messrs. Hewitt, Linden and Volpe. The Company executed an agreement for consulting services effective December 9, 2004 with William B. Hewitt. Mr. Hewitt has served as a director of PGI since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Mr. Hewitt also served as the Company’s Interim Chief Executive Officer from September 21, 2006 through April 22, 2007. Pursuant to the consulting agreement, Mr. Hewitt provided the Company with a minimum of 104 days of consulting services a year. In consideration of Mr. Hewitt’s consulting services, the Company paid the following compensation: (i) $15,000 per month to a charity designated by Mr. Hewitt and (ii) $5,000 per month directly to Mr. Hewitt. In addition, the Company made a one-time issuance of 25,000 shares of Common Stock to Mr. Hewitt as of October 26, 2004, pursuant to the Company’s 2004 Restricted Stock Plan, which Mr. Hewitt donated to a charitable organization of his choice, as expressly permitted by the consulting agreement. The Company and Mr. Hewitt mutually agreed to terminate the consulting agreement effective December 31, 2005.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•       the integrity of the Company’s financial statements;

•       the Company’s compliance with legal and regulatory requirements;

•       the qualifications and independence of the Company’s independent auditors; and

•       the performance of the Company’s internal audit function and the independent auditors.

In carrying out these responsibilities, the Audit Committee, among other things:

•       oversees the preparation of quarterly and annual financial reports by the Company’s management;

•       supervises the relationship between the Company and its independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; and approving all non-audit services;

•       evaluates and confirms the independence of the independent auditors;

•       oversees management’s implementation and maintenance of effective systems of internal and disclosure controls; and

•       reviews the Company’s policies and procedures regarding compliance with the Company’s Code of Conduct and Business Principles and applicable laws and regulations including the Company’s procedures for handling complaints.

The Audit Committee met 11 times during fiscal 2006. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, at least annually, separate executive sessions with the Company’s management, internal auditors and the independent auditors.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2006, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. The Audit Committee has discussed with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Grant Thornton LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letters from Grant Thornton LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal control system and its compliance with Section 404 of the Sarbanes-Oxley Act.

Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors
James A. Ovenden, Chairman
William B. Hewitt (inactive while Interim CEO)
Eugene Linden

Independent Public Accountants

Dismissal of Independent Registered Public Accountants.   The Company dismissed Ernst & Young LLP, effective October 4, 2005, as its independent registered public accountants. The decision to dismiss Ernst & Young LLP was made by the Audit Committee in accordance with its Charter.

The audit report of Ernst & Young LLP on the Company’s consolidated financial statements for the fiscal year ended January 1, 2005 neither contained an adverse opinion or disclaimer of opinion, nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended January 1, 2005, and through October 4, 2005, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such periods. During the same periods, there were no reportable events, as defined in Item 304(a)(1)(v) of SEC Regulation S-K (“Regulation S-K”).

Engagement of New Independent Registered Public Accountants.   Effective October 10, 2005, the Company engaged Grant Thornton LLP as its new independent registered public accountants and, accordingly, Grant Thornton LLP audited the Company’s consolidated financial statements for the fiscal years ending December 31, 2005 and December 30, 2006. The decision to engage Grant Thornton LLP was made by the Audit Committee in accordance with its Charter. The Company expects representatives of Grant Thornton LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

During the fiscal years ended January 1, 2005, and through October 10, 2005, the Company did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

The following table sets forth the aggregate fees of Grant Thornton LLP for 2006 and 2005, as well as all “out of pocket” costs incurred in connection with their services. The nature of the services provided in each category is described in the notes to the table.

	Grant Thornton LLP
	Fiscal 2005	Fiscal 2006
Audit Fees(1)	$2,483,138	$2,446,751
Audit-Related Fees(2)	0	6,600
Tax Fees(3)	0	154,264
All Other Fees(4)	0	664,243

(1)          Audit Fees consist of fees billed or expected to be billed for the fiscal years ended December 31, 2005 and December 30, 2006 related to (i) professional services rendered for the audit of the Company’s annual financial statements, (ii) reviews of the Company’s unaudited quarterly financial statements, (iii) the audit of the Company’s internal control over financial reporting and the attestation regarding management’s report on the effectiveness of internal control over financial reporting, and (iv) statutory audits.

(2)          Audit-Related Fees consist of assurance and related professional services, which for fiscal 2006 included services rendered for the audit of the Company’s employee benefit plans.

(3)          Tax Fees consist of professional services rendered for tax compliance, tax advice and tax planning. The fiscal 2006 fees are primarily related to assistance with the Company’s 2005 tax return.

(4)          All Other Fees consist of services rendered, other than for the services described under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above. The fiscal 2006 fees relate primarily to services performed for a potential acquisition that was later abandoned.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of the independence of the firm in the conduct of its auditing functions. The Audit Committee’s Audit Policies provide for pre-approval of all audit, audit-related and tax services and, in addition, individual engagements must be separately approved. These policies authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following information with respect to the outstanding shares of voting securities of the Company beneficially owned by each director and nominee for director of the Company, the chief executive officer and the other most highly compensated executive officers, all beneficial owners of more than five percent of each class of Common Stock known to the Company and the directors and executive officers as a group is furnished as of April 5, 2007, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Class A Common Stock	MatlinPatterson Global Opportunities Partners, L.P. 520 Madison Avenue New York, New York 10022	13,596,921	(3)	70.5
	Ramon Betolaza 520 Madison Avenue New York, New York 10022	13,596,921	(4)	70.5
	Lap Wai Chan 520 Madison Avenue New York, New York 10022	13,596,921	(4)	70.5
	Mark Patterson 520 Madison Avenue New York, New York 10022	13,596,921	(4)	70.5
	Rolf J. Altdorf	—	(5)	*
	Pedro A. Arias	7,040		*
	Fernando Espinosa	13,660		*
	Michael W. Hale	11,951		*
	William B. Hewitt	7,293		*
	Eugene Linden	7,040		*
	Willis C. Moore III	33,800		*
	James A. Ovenden	10,103		*
	James Schaeffer	—	(5)	*
	Charles E. Volpe	2,591		*
	All directors and executive officers as a group (13 Persons)	13,690,399		.1
Class B Common Stock	Rolf J. Altdorf	—	(5)	*
	Pedro A. Arias	—		*
	Ramon Betolaza	—		*
	Lap Wai Chan	—		*
	Fernando Espinosa	—		*
	Michael W. Hale	—		*
	William B. Hewitt	—		*
	Eugene Linden	—		*
	Willis C. Moore III	—		*
	James A. Ovenden	—		*
	Mark Patterson	—		*
	James L. Schaeffer	—	(5)	*
	Charles E. Volpe	—		*
	All directors and executive officers as a group (13 Persons)	—		*

Class C Common Stock	Rolf J. Altdorf	—	(5)	*
	Pedro A. Arias	—		*
	Ramon Betolaza	—		*
	Lap Wai Chan	—		*
	Fernando Espinosa	—		*
	Michael W. Hale	—		*
	William B. Hewitt	—		*
	Eugene Linden	—		*
	Willis C. Moore III	—		*
	James A. Ovenden	—		*
	Mark Patterson	—		*
	James L. Schaeffer	—	(5)	*
	Charles E. Volpe	—		*
	All directors and executive officers as a group (13 Persons)	—		*

*                    Percentages less than one percent are denoted by an asterisk.

(1)          Unless otherwise indicated, the address for the beneficial owners included in the table is: c/o Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, NC 28269.

(2)          Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. There were no shares of Common Stock subject to options exercisable within 60 days of April 5, 2007.

(3)          Includes 9,968,811 shares of Class A Common Stock held by MatlinPatterson Global Opportunities Partners, L.P. This information is based solely on a Form 13D/A filed by MatlinPatterson Global Opportunities Partners L.P. and certain of its affiliates on September 21, 2005. MatlinPatterson Global Opportunities Partners, L.P. is a party to a Shareholders Agreement, dated as of March 5, 2003 (as amended, the “Shareholders Agreement”), providing for certain voting agreements regarding election of directors. MatlinPatterson Global Opportunities Partners, L.P. disclaims beneficial ownership of shares of Common Stock owned by the other parties to the Shareholders Agreement.

(4)          Mr. Patterson is Chairman, Mr. Chan is a Managing Partner, and Mr. Betolaza is a Partner, of MatlinPatterson Global Advisers LLC and may be deemed to beneficially own the shares owned by MatlinPatterson Global Opportunities Partners, L.P.

(5)          Messrs. Altdorf and Schaeffer are former executive officers of the Company. As of April 5, 2007, the Company is unable to determine the shares owned, if any, by these former executives.

EXECUTIVE COMPENSATION

I.                   Compensation Discussion and Analysis (“CD&A”)

The following CD&A should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs adopted or modified by the Company may differ materially from those currently planned. The Company’s CD&A is set forth below in the following sections:

A.             Compensation Philosophy

B.              Elements of Compensation

C.              Discussion of Compensation Provided to Named Executives

D.             Certain Accounting and Tax Considerations

E.              Compensation for Non-management Directors

A.                Compensation Philosophy

The Compensation Committee of the Company’s Board of Directors is charged with establishing, approving, and reviewing the Company’s executive compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests. The Compensation Committee has identified the following objectives of the Company’s compensation programs:

•       to provide a competitive base salary and other current compensation necessary to attract, retain and motivate highly qualified executives who possess the skills and talent required for the success of the business;

•       to compensate officers and key impact managers in recognition of new responsibilities or new positions within the Company and to motivate the executive to perform at the highest level;

•       to balance short-term and long-term compensation to complement the Company’s annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives; and

•       to provide variable compensation opportunities based on the performance of the Company and to align executive compensation with the interests of shareholders through long-term equity compensation programs.

To achieve the Company’s executive compensation objectives, the Company implements and maintains compensation plans and policies in an effort to ensure that executive compensation is fair, reasonable and competitive, and to reward executives’ contributions to the overall short-term and long-term growth of the Company. The Company uses short-term compensation (including base salary, cash payouts under annual incentive plans, awards of restricted shares that vest upon granting of the award, and other annual compensation, including perquisites) and long-term incentive compensation (including grants of restricted shares and stock options that vest over a prescribed service period or upon the achievement of annual financial performance targets, and benefits provided under retirement plans and termination agreements) in furtherance of these objectives. Compensation levels also reflect the relative value of each executive to the Company in terms of management experience, leadership and sustained high performance.

The Company’s incentive compensation programs link each executive’s earnings opportunity with the Company’s financial performance according to pre-determined financial targets such as earnings before interest, taxes, depreciation, amortization and other non-recurring charges as specifically defined by the Company (“EBITDA”), working capital and expense control.

The Company maintains three incentive compensation plans for employees that are described below: the Short-Term Incentive Compensation Plan (the “Annual Incentive Plan”), the 2003 Stock Option Plan (the “2003 Option Plan”) and the 2005 Employee Restricted Stock Plan (the “2005 Stock Plan”). Each of these plans was approved by the shareholders and is administered by the Compensation Committee.

The Company also maintains the 2004 Restricted Stock Plan for Directors (the “2004 Restricted Plan”) under which the Company may grant equity awards to directors, including employee-directors. The 2004 Restricted Plan was approved by the shareholders and is administered by the Restricted Stock Plan Committee.

B.               Elements of Compensation

The Compensation Committee regularly reviews the Company’s compensation program to ensure that pay levels and elements of compensation are appropriate. The elements of compensation for those executive officers included in the Summary Compensation Table (“Named Executives”) include the following, each of which is discussed below:

1.                Current Compensation

•        Base salary

•        Payouts under the Annual Incentive Plan

•        Perquisites and other personal benefits

•        Grants under the 2005 Stock Plan which became fully vested as of the grant date

2.                Long-term Incentive Compensation

•        Grants under the 2003 Option Plan

•        Grants under the 2005 Stock Plan containing future vesting provisions

3.                Retirement Benefits

•        Payments under defined contribution and savings plans

•        Retirement benefits provided under defined benefit pension plans

4.                Termination Benefits

•        Termination benefits provided under employment agreements

•        Termination benefits provided under change in control severance compensation agreements

1.                Current Compensation

Base Salary:   The Company’s salary levels are designed to compete for executive talent in the marketplace. Base salaries for our executives are established based on the scope of their responsibilities, taking into account salary surveys and/or other market intelligence. Salary surveys and market intelligence provided by Watson-Wyatt are reviewed to provide a current understanding of the trends of executive compensation; however, there are no formalized benchmarking criteria established upon which salaries are based. Base salaries are reviewed at least annually and may be adjusted from time to time primarily based upon changes in responsibility and analyses of the executives’ service to the Company and relative value compared with other Company executives, taking into account individual responsibilities, performance and experience.

Payouts under the Annual Incentive Plan:   The Company’s Annual Incentive Plan is designed to reward employees for achieving annual financial goals that are critical to the success of the business and that are aligned with the interests of our shareholders. Participants in the Annual Incentive Plan include the Named Executives, other executives and key impact managers approved for participation in advance, and certain other employees on a discretionary basis. At the beginning of each fiscal year, the Compensation Committee, working with the Board and management, sets financial goals for the Company upon which the incentive payouts will be based.

The Annual Incentive Plan for fiscal 2006 provided that pay-outs under the plan would be made if the Company achieved its performance targets for fiscal 2006, which targets were based on the achievement of consolidated EBITDA. The defined bonus target level for fiscal 2006 was $136.0 million, with minimum and maximum payout thresholds of $129.0 million and $145.0 million, respectively. The bonus payouts for achievement of the minimum, target and maximum levels were 50%, 100% and 200%, respectively, of an executive’s targeted payout for the 2006 fiscal year. Given that the performance targets were not achieved at any level, no compensation was earned by executives under the Annual Incentive Plan for fiscal 2006.

For the 2007 fiscal year, the financial goals of the Annual Incentive Plan have been changed to incorporate the successes of regional businesses and to provide rewards in recognition of improvement in working capital performance and expense control. Such financial goals may include a combination of consolidated and regional EBITDA targets, working capital targets and expense management targets. For each financial goal, there is a minimum threshold, a target level of performance and a maximum level of performance upon which payouts will be determined.

For the 2007 fiscal year, the consolidated EBITDA target level is $131.0 million, with a minimum threshold of $121.0 million and a maximum level of $140.0 million. Additionally, with respect to regional EBITDA targets, working capital targets and expense management targets, the Company considers it reasonably possible that such target threshold levels, or amounts in excess of target threshold levels, will be achieved for such elements of financial performance. Achievement of the minimum consolidated and regional threshold targets results in a 50% payout of an executive’s targeted amount. Should performance exceed the targeted levels for all financial targets, a maximum payout can be achieved of 200% for certain executives, including the Named Executives, and 150% for managers, of the targeted payout. The actual performance factor is calculated incrementally between the minimum threshold, the target performance, and the maximum level.

Financial performance goals, once established at the beginning of the fiscal year, are generally not waived or modified. The Compensation Committee has the discretion to make adjustments to targets as appropriate including, but limited to, adjustments to reflect the impact of purchases or disposition of assets or businesses or other economic events beyond the control of the participants. In addition, with respect to the Annual Incentive Plan, if in any particular fiscal year the targets are not met, such benefits terminate, and there is no opportunity to earn those benefits in a subsequent year

Perquisites and other personal benefits:   The Company provides Named Executives with certain perquisites and other personal benefits, the amounts of which may vary among Named Executives, that the Compensation Committee believes are reasonable and consistent with the Company’s overall compensation philosophy. Certain Named Executives are provided use of company automobiles and benefits under life and health insurance policies. The Company also provides certain payments, provided by Mexican regulation, to Mr. Espinosa for vacation premium, for Mexican Annual Compensation and for Mexican Social Security.

In certain instances and on a case-by-case basis, the Company may reimburse relocation expenses, pay relocation bonuses and provide tax gross-ups to executives who are required, due to promotions, reorganization or relocation of Company offices, to move to another Company location. Such benefits are not paid through any formal compensation plan. The Company provides such benefits on a case-by-case basis to enhance the Company’s ability to attract top level management and to ensure the retention of key-impact executives. See footnote (7) to the Summary Compensation Table for detailed information regarding elements of other compensation.

Grants under the 2005 Stock Plan and the 2004 Restricted Plan which became fully vested as of the grant date:   During the 2006 fiscal year, the Company granted awards of restricted shares under the 2005 Stock Plan to certain Named Executives. Certain of these grants provided that such awards became fully vested at the grant date. Amounts granted to Named Executives during fiscal 2006, which were fully vested at the grant date, are as follows:

	Shares Awarded
	Grant Date	Number of Shares	Grant Date Fair Value
Mr. Hewitt	10/2/2006	12,500	$321,875
Mr. Moore	1/20/2006	20,000	470,000
Mr. Espinosa	1/20/2006	15,000	352,500
	12/5/2006	2,000	52,000
Mr. Hale	1/20/2006	12,000	282,000
	12/5/2006	3,000	78,000
Mr. Schaeffer	1/20/2006	40,000	940,000

The grant made to Mr. Hewitt in October 2006 under the 2004 Restricted Plan was made in consideration of Mr. Hewitt’s services to be provided as interim Chief Executive Officer (“CEO”) of the Company. The grants awarded in January 2006 were made as part of the initial issuance of restricted shares under the 2005 Stock Plan. Such awards contained immediate vesting provisions to reward executives for past service to the Company. The grants to Messrs. Espinosa and Hale in December 2006 were made in consideration of additional responsibilities assumed by Mr. Espinosa (serving as general manager of the Asia region) and Mr. Hale (serving as general manager of the European region) for fiscal 2006.

Cash payments required by Named Executives under current and long-term compensation programs:   Issuance of awards under the 2003 Option Plan and the 2005 Stock Plan may require tax payments by Named Executives for value received, even if no cash is received by the Named Executive from the Company to pay the tax. Shares received upon exercise of non-qualified options under the 2003 Option Plan could result in recognition by the participant of taxable income at ordinary income tax rates at the date of exercise. Shares awarded under the 2005 Stock Plan, other than those shares awarded in fiscal 2006 as shown in the above table, contain provisions that prohibit the holder from selling such shares until their vested holdings exceed certain compensation-based sale restrictions or there has been a change in control, as defined in the plan document. Upon vesting of such restricted shares, the executive will be taxed on the fair value of the underlying shares at the vesting date, for which, the executive has the option of utilizing personal cash or tendering shares for the payment of such taxes. However, the number of shares which may be surrendered is limited to the minimum statutory withholding as defined by current withholding tax rules. To the extent that such surrender of shares is not adequate to ultimately satisfy all tax liabilities relating to taxable income on the vesting of such shares, the executive will incur, and may have to fund with personal resources, additional income tax payments related to such taxable income. The Company may, in its discretion, authorize additional cash compensation to the executives to compensate them for any shortfall.

2.                Long-term Incentive Compensation

Grants under the 2003 Option Plan:   Prior to fiscal 2006, the Company provided certain Named Executives with awards of non-qualified stock options under the 2003 Option Plan.

All options currently outstanding under the 2003 Option Plan provide for an exercise price of $6.00 per share, which price was established in fiscal 2003 in connection with the initial grants under the 2003 Option Plan. The Company maintained the $6.00 exercise price for subsequent grants, even though the underlying stock was, at the time of grant, trading in excess of $6.00 per share, in an effort to provide additional value to the executives and to provide an economic benefit consistent with the benefit that would have been provided to the executives had all of the options been issued at the original grant date.

See “Narrative disclosure to summary compensation table and grants of plan-based awards table”, the 2006 Outstanding Equity Awards At Fiscal Year-End table and accompanying footnotes, and Note 12 “Stock Option and Restricted Share Plans” to the Consolidated Financial Statements included in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Grants under the 2005 Stock Plan containing future vesting provisions:   During fiscal 2006, the Company provided certain Named Executives with awards of restricted stock under the 2005 Stock Plan.

See the 2006 Grants of Plan-based Awards table and accompanying footnotes, the “Narrative disclosure to summary compensation table and grants of plan-based awards table”, the 2006 Outstanding Equity Awards At Fiscal Year-End table and accompanying footnotes, the 2006 Option Exercises and Stock Vested table and accompanying footnotes, and Note 12 “Stock Option and Restricted Share Plans” to the Consolidated Financial Statements included in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Carryover of incentives in the event that performance targets under the 2003 Option Plan and 2005 Stock plan are not initially achieved—Certain awards issued under the 2005 Stock Plan and the 2003 Option Plan contain performance vesting requirements that provide that if performance targets are missed in one year and the award does not vest, the award will remain active in the subsequent year, such that the full vesting shall occur if the performance goals in the subsequent year are achieved. Such provision was made to provide for flexibility in the achievement of growth strategies; that is, certain growth opportunities may occur in one year versus the next year, for example, due to a time lag in raw materials cost increases or decreases, cost reduction due to the timing of restructuring plans, etc. If the performance targets are not achieved in the subsequent year, the prior year award is cancelled. For purposes of SFAS 123(R), the Company treats all grants that remain active in a subsequent year as “re-granted” shares for that year.

3.                Retirement Benefits

In addition to the current and long-term incentive compensation described above, the Company provides the following retirement benefits:

Payments under defined contribution and savings plans:   The Company currently provides benefits to certain Named Executives in the form of contributions to a qualified 401k plan in the United States (“U.S. 401k Plan”) and to a savings plan in Mexico. Company contributions to the U.S. 401k Plan for Mr. Moore and Mr. Hale each approximated $12,000 for fiscal 2006. The Company also makes a contribution on behalf of Mr. Espinosa to a savings plan in Mexico in the amount of approximately $4,000 annually which amount is fully vested. Payments were also made to defined contribution plans in fiscal 2006 on behalf of Mr. Schaeffer and Mr. Altdorf, whose services were terminated during fiscal 2006. See footnote (7) to the Summary Compensation Table for detailed information regarding elements of other compensation.

Retirement benefits provided under defined benefit pension plans:   The Company maintains a defined benefit pension plan in Mexico, as part of the Company’s compensation program designed to attract and retain executives, under which Mr. Espinosa is a participant. Such plan is discussed in detail in the narrative following the 2006 Pension Benefits table. There are no other defined benefit pension plans under which any other Named Executives are a participant.

4.                Termination Benefits

Terminations benefits provided under employment agreements:   The Company has entered into an employment agreement with Mr. Moore in support of the Company’s compensation objectives to retain highly qualified executives. Such agreement provides that if Mr. Moore’s employment is terminated by the Company without “Cause” or upon Mr. Moore’s resignation with “good reason” during the term of the agreement, Mr. Moore will be entitled to receive special severance payments equal to (i) Mr. Moore’s current base salary for the period equal to the 24 month anniversary of the date of termination, and (ii) his target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by him during the fiscal year in which the termination date occurs divided by 365. See “Payments upon termination and potential payments upon termination or change-in-control” for a further description of benefits payable to Mr. Moore in the event of a termination of his employment.

Terminations benefits provided under change in control severance compensation agreements:   The Company has entered into separate Change in Control Severance Compensation Agreements with certain officers (“Officers”), including Messrs. Moore, Espinosa and Hale. Each agreement became effective as of March 24, 2006 and expires on December 31, 2007, subject to extension as described below. Each agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for an Officer’s death, disability, attainment of retirement age, and performance-related matters. In the event of a change in control (as defined in the agreement), each agreement is automatically extended to the earlier of (i) one year from the date of the change in control, or (ii) the Officer’s death, disability, or retirement.

Change in control benefits include, among other things, a lump sum cash payment that is the sum of (i) either 12 or 24 times (depending on the individual officer) the Officer’s current monthly base salary and (ii) one or two times (depending on the individual Officer) the greater of (x) the Officer’s annual bonus earned for the most-recently completed fiscal year of the Company and (y) the Officer’s annual target bonus for the year that includes the date of termination. Change in control benefits also include the acceleration of all unvested shares of restricted stock previously issued to the Officer under the 2005 Stock Plan, continuation of life and medical insurance plans for the Officer for a period of 12 months following the date of termination, payment of all reasonable legal fees and expenses incurred by the Officer as a result of termination and payment of reasonable costs of outplacement services (not to exceed $15,000).

See “Payments upon termination and potential payments upon termination or change-in-control” for a further description of benefits payable under Change in Control Severance Compensation Agreements.

C.               Discussion of Compensation Provided to Named Executives

A discussion of the key factors regarding the amounts and types of compensation provided to Named Executives follows.

1.                Types of Compensation Provided

The Company chooses to provide multiple elements of compensation because, in pursuing the overall goal to attract, retain and motivate the Company’s executives, each element of compensation serves a different need. Salary provides a known amount of compensation on a regular basis for performing at an acceptable level, while payments under the Annual Incentive Plan provide rewards based on the achievement of financial performance objectives for the Company as a whole and/or for the region in which the executive works. Equity rewards which vest immediately upon the grant date provide the executive with a vested interest in the Company’s future success. Equity awards that contain performance or multiyear service vesting schedules motivate senior employees to remain with the Company over a longer period of time and provide greater alignment with shareholder interests.

The Company desires that equity compensation be a potentially material part of total compensation, with most Named Executives receiving annual equity compensation equal to, or potentially greater than, 50% of their annual salary. The long term wealth building aspect of the equity awards is designed to maximize management’s efforts to consistently achieve agreed annual corporate and regional financial performance goals. The Company believes it is important to have a significant portion of senior management’s compensation in the form of equity.

Equity awards and payouts under the Annual Incentive Plan are generally awarded early in the fiscal year once the prior year’s financial performance is known. There may be other occasions throughout the year when individuals may receive awards based upon a noteworthy event. As of the end of the Company’s 2006 fiscal year, there were 263,332 restricted shares available for issuance under the 2005 Stock Plan, including 98,000 shares for which issuance requires further approval of both the Compensation Committee and the Board of Directors. In addition, there are options available for issuance to purchase 89,500 shares of Class A Common Stock under the 2003 Option Plan. A significant portion of these available awards have been issued, or may become issued in the future, in connection with the hiring of a new CEO of the Company in April 2007. In addition, awards in excess of the amount of shares currently available could be made in the future under the 2007 CEO Agreement (as defined below). See “CEO Compensation” below.

The Committee also considers the impact of each element of compensation on the financial condition of the Company, including the impact on the results of operations and cash flows. Equity compensation, whether in the form of restricted shares or stock options, does not require the use of cash funds and, accordingly, is considered a non-cash expense for purposes of defining EBITDA, which is used in evaluating, among other things: (i) compliance with debt covenants per the Company’s bank credit facility and (ii) achievement of annual performance targets.

The Company believes that perquisites should not comprise a significant component of compensation. On a case-by-case basis, certain significant perquisites may be provided where necessary. For example, in keeping with the Company’s goal of retaining key-impact management, relocation assistance was provided to certain Named Executives in connection with the relocation of the Company’s corporate headquarters in 2006.

2.                Amounts of Compensation Provided

Salary:   The Company makes a conscientious effort to pay executives a competitive wage which is initially set and negotiated at the time of an executive’s initial employment based on market factors. Over time, merit increases are granted (typically within a 0 to 6% band) to reflect the executive’s service during the prior year. Salaries may also be increased for increases in responsibility and for other factors as determined appropriate by the Compensation Committee. Salaries are also reviewed in connection with the review of salary surveys and/or market intelligence for trends in executive compensation. Salaries for the CEO, the Chief Financial Officer (“CFO”) and other Named Executives are also reflective of the Named Executive’s position in the corporate hierarchy, which is primarily based on the executive’s scope of responsibility, relative value to the Company and long-term potential. Salary is normally not reduced.

Recommendations for changes in salary levels for Named Executives reporting to the CEO are made by the CEO to the Compensation Committee for approval, or change, as determined by the Compensation Committee. Additionally, under the terms of their employment agreements, Ms. Hagen and Mr. Moore, the Company’s CEO and CFO respectively, receive such an annual base salaries as may be initially determined by their agreement, which for Ms. Hagen is $650,000 and for Mr. Moore $380,000.

Annual Incentives:   Each Named Executive, with the exception of the CEO (see “CEO Compensation” below) is entitled to a bonus award which, for fiscal 2007, is currently set at a target level of 35% of salary, if performance targets are achieved (as described above). The Compensation Committee established this common percentage for this form of compensation, and primarily uses salary levels, cash bonuses and special grants of equity awards to recognize variations in the performance and potential of the affected Named Executives.

Annual Bonuses and Grants under the 2005 Stock Plan which become fully vested as of the grant date:   Material increases in compensation typically happen in three situations: when an executive’s performance is so outstanding that the Committee, at the CEO’s recommendation, awards a cash bonus and/or special equity award, when market salary survey data indicates a disparity between a person’s compensation and market, or when there is a disparity among the compensation for Named Executives considering their responsibilities and experience. Such bonuses or grants of equity awards that immediately vest are based on the perceived value of the executive’s current contribution to the Company, as well as the potential value of the executive to the Company in the future.

Grants under the 2005 Stock Plan and 2003 Option Plan containing future vesting provisions:   Equity awards are recommended by the CEO and approved by the Compensation Committee primarily based on the employee’s level in the organization and the importance of securing the executive’s services in future years. The amount of equity awarded in a given year, if any, is strongly influenced by corporate and regional performance in the prior year, and the determination as to whether any shares vest in a given year is similarly dependent upon financial performance. Specifically, equity will be awarded only when the financial performance target is achieved. The Company’s compensation policy is highly correlated with corporate and regional EBITDA, working capital performance and expense control.

Termination and retirement benefits:   The Company has structured similar termination/change-in-control benefits for the Named Executives; while the components of termination payments are similar, the ultimate amounts will vary by Named Executive primarily based on the salary and benefits under the Annual Incentive Plan. See “Termination Benefits” above.

The amount of retirement benefits provided to Named Executives is primarily based on the retirement plans in place in the region where the Named Executive is employed. In the Unites States, all Named Executives participate in the U.S. 401k Plan. The only Named Executive who is a participant in a defined benefit pension plan is Mr. Espinosa, who participates in defined benefit plan maintained for the Mexican region.

3.                CEO Compensation

Compensation for Mr. Hewitt:   Mr. Hewitt became interim CEO of the Company on September 21, 2006 following an announcement by the Board of Directors of the Company that the Board had asked Mr. Schaeffer to resign as CEO and Director of the Company and, pending receipt of his resignation, the Board of Directors relieved him of his duties as CEO. Mr. Hewitt served as interim CEO at the discretion of the Board of Directors until April 22, 2007. For his services as interim CEO, Mr. Hewitt was paid $25,000 per month and received a grant of 12,500 shares of restricted stock under the Company’s 2004 Restricted Plan, which restricted shares vested immediately and which were donated by Mr. Hewitt to a charity of his choice.

Compensation for Ms. Hagen:   On March 29, 2007, the Company entered into an Executive Employment Agreement with Ms. Veronica M. Hagen (the “2007 CEO Agreement”) pursuant to which Ms. Hagen will serve as CEO of the Company. The term of the 2007 CEO Agreement is from April 23, 2007 (the “Effective Date”) until April 22, 2010, unless terminated earlier in accordance with the provisions thereof.

Ms. Hagen shall receive base compensation at a rate of $650,000 per annum (“Base Compensation”). Ms. Hagen’s Base Compensation shall be subject to review and potential increase (but no decrease) annually by the Board of Directors.

Ms. Hagen shall also be entitled to participate in the Annual Incentive Plan. Ms. Hagen’s annual target cash bonus potential under the Annual Incentive Plan will be, and shall not exceed, 100% of Base Compensation, and shall be based on annual performance goals, to be mutually agreed upon by the Board of Directors and Ms. Hagen, which, for fiscal 2007, are the same goals as set forth above in the section entitled “Payouts under the Annual Incentive Plan”. Notwithstanding the preceding to the contrary, Ms. Hagen’s annual target cash bonus for the fiscal year ending December 29, 2007 shall be guaranteed provided Ms. Hagen is an employee in good standing on the Payment Date (as defined in the Annual Incentive Plan).

On April 23, 2007, the Company shall grant Ms. Hagen 100,000 restricted shares (the “Initial Grant”) of the Company’s common stock pursuant to and in accordance with the 2005 Stock Plan. The Initial Grant shall vest as follows: (1) 50,000 of the 100,000 restricted shares shall vest based on service at a rate of 25% per year on the first four anniversaries of the award date, and (2) the remaining 50,000 restricted shares shall vest over a period of 4 years, at a rate of 25% per year, provided certain performance goals are met as established by the Board of Directors over the 4 year vesting period.

On the first, second, and third anniversaries of the Effective Date, and upon the satisfaction of certain performance goals established by the Board of Directors for fiscal years 2007, 2008, and 2009 respectively, Ms. Hagen shall be eligible for an annual target award of 50,000 (with a minimum of zero and a maximum of 100,000) restricted shares of Company common stock under the 2005 Stock Plan, provided, that for the equity award opportunity on the first anniversary of the Effective Date (i.e., fiscal year 2007 performance), Ms. Hagen shall receive no less than 50% of the target award (i.e., 25,000 restricted shares) (the “Guaranteed Shares”). The equity awards, if any, for the first, second, and third anniversaries of the Effective Date shall vest over a period of 4 years, at a rate of 25% per year, provided certain performance goals are met as established by the Board of Directors over the 4 year vesting period; provided further, the Guaranteed Shares shall vest based on service at a rate of 25% per year on the first four anniversaries of the award date.

Sale restrictions and other terms and conditions for equity awards under the 2005 Stock Plan, shall be detailed in a restricted stock grant agreement to be executed at the time of an equity award issuance. If, prior to full vesting of any equity award, (and regardless of whether the term has then expired), Ms. Hagen is terminated by the Company without “cause” (where “cause” is defined in the 2007 CEO Agreement), Ms. Hagen terminates for “good reason” (where “good reason” is defined in the 2007 CEO Agreement), or Ms. Hagen’s employment terminates due to her death or her “disability” (where “disability” is defined in the 2007 CEO Agreement), Ms. Hagen shall become fully vested in all restricted shares previously granted to her. In the event of a “change in control” of the Company (as defined in the 2007 CEO Agreement) at a time while Ms. Hagen remains Chief Executive Officer of the Company, Ms. Hagen shall become fully vested in all restricted shares previously granted to her as of the date of the “change in control,” such vesting to occur upon the later to occur of (i) the date of the “change in control” or (ii) the date upon which Ms. Hagen completes at least 30 months of continuous employment with the Company.

At the targeted levels described above, equity incentives contained in the 2007 CEO Agreement would require the award of substantially all remaining shares currently available under the 2005 Stock Plan, and will require additional approvals of shares for issuance under the 2005 Stock Plan by the Company’s Board of Directors. Additionally, if maximum targets were achieved, such awards would currently exceed all amounts available for issuance under the 2005 Stock Plan, and would require the approval of the Company’s shareholders.

Involuntary termination before a change in control—Pursuant to the 2007 CEO Agreement, involuntary termination of Ms. Hagen at the Company’s option may occur for any reason whatsoever, including termination without cause, in the sole discretion of the Board of Directors (“Involuntary

Termination”). Upon an Involuntary Termination before the term expires, Ms. Hagen shall be entitled to receive from the Company as severance payments, in lieu of severance payments under any other plan or program of the Company, an amount equal to (i) two times the sum of (A) her Base Compensation, plus (B) her annual target bonus opportunity, each as in effect immediately prior to the date of her termination (the “Severance Amount”), (ii) any annual bonus for a completed fiscal year of the Company that has not yet been paid to Ms. Hagen (the “Prior Year Earned Bonus”), and (iii) her annual target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by Ms. Hagen during the fiscal year in which the termination date occurs divided by 365 (the “Pro Rata Bonus”), in each case if and only if Ms. Hagen has executed and delivered to the Company the General Release (as defined and in the form and substance specified in the 2007 CEO Agreement) and only so long as Ms. Hagen has not breached certain provisions of the 2007 CEO Agreement and does not apply for unemployment compensation chargeable to the Company during the period equal to the 24 month anniversary of the date of termination (the “Severance Period”). Ms. Hagen shall not be entitled to any other salary, compensation or benefits after termination of the 2007 CEO Agreement, except as specifically provided for in the Company’s employee benefit plans or as otherwise expressly required by applicable law. The Severance Amount for the first six months of the Severance Period, the Prior Year Earned Bonus and the Pro Rata Bonus payable under the 2007 CEO Agreement shall be paid to Ms. Hagen in a lump sum on the first day of the calendar month following the six month anniversary of the termination date, and the Severance Amount payable for the remainder of the Severance Period shall be payable in regular monthly installments. The above amounts payable shall not be reduced by the amount of any compensation Ms. Hagen receives with respect to any other employment during the Severance Period. For twenty-four months following the date of Ms. Hagen’s termination, the Company shall, at its expense, continue on behalf of Ms. Hagen and her dependants and beneficiaries, the medical, dental and hospitalization benefits provided to Ms. Hagen immediately prior to the date of termination.

Involuntary termination at or after a change in control—In the event that Ms. Hagen incurs an Involuntary Termination hereunder after a Change in Control (as defined in the 2007 CEO Agreement) and before the term expires, Ms. Hagen shall receive the benefits described above, except that the Severance Amount shall be equal to three times the sum of (A) her Base Compensation plus (B) her annual target bonus opportunity, each as in effect immediately prior to the Change in Control (or, if greater, immediately prior to the date of her termination), in each case if, and only if, Ms. Hagen has executed and delivered to the Company the General Release and only so long as Ms. Hagen has not breached certain provisions of the 2007 CEO Agreement and does not apply for unemployment compensation chargeable to the Company during the Severance Period. The Severance Amount shall be paid in a single lump sum at the earliest date that will not result in the imposition of the additional tax on Ms. Hagen described in Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the period of benefit continuation described above shall be for thirty-six months rather than twenty-four months.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the 2007 CEO Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

D.              Certain Accounting and Tax Considerations

1.   Accounting considerations

The Company accounts for awards issued under the 2003 Option Plan and the 2005 Stock Plan in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment” (“SFAS No. 123(R)”). Under SFAS No. 123(R), establishment of grant dates, vesting provisions, including performance based vesting, the exercise prices for options, the maturity dates of the equity instruments and assumptions used for estimating fair value under the Black-Scholes methodology could all have a material impact on compensation relating to stock and option awards.

2.   Tax considerations

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executives to $1,000,000 in any given taxable year, unless certain requirements are met. The Compensation Committee has carefully considered the impact of this tax code provision. The Compensation Committee currently believes that it has structured the compensation plans for the Named Executives as necessary in order to maximize the Company’s corporate tax deduction without limiting the Company’s ability to attract and retain qualified executives.

Options issued under the 2003 Option Plan constitute non-qualified options for which the holder will recognize taxable income at ordinary income tax rates at the date of exercise, and the Company recognizes a tax deduction equivalent to such compensation upon the exercise of the option. The Compensation Committee has carefully considered these impacts and currently believes that it has also structured the 2003 Option Plan in order to maximize the Company’s corporate tax deduction without limiting the Company’s ability to attract and retain qualified executives.

E.               Compensation for Non-management Directors

Management directors and affiliates of MatlinPatterson Global Advisers LLC are not entitled to receive any fees for their service on the Board of Directors. Accordingly, Messrs. Betolaza, Chan, Patterson, Watzky and Schaeffer are not included in the Director Compensation table as they received no compensation as directors during 2006. Non-management directors’ compensation is set be the Board of Directors, and is intended to be established at levels to fairly pay directors for work required and to align directors’ interests with the long-term interest of shareholders. As a result, a portion of the annual fees earned by directors is paid in the form of restricted shares under the 2004 Restricted Stock Plan for Directors. See “Compensation of directors” below.

II.              Compensation Committee Report

The Compensation Committee has reviewed the Company’s Compensation Discussion and Analysis and has discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2006 and in the Company’s 2007 Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors
Eugene Linden, Chairman
Charles E. Volpe
William Hewitt (inactive while Interim CEO)

III.         Summary Compensation Table

The following table presents a summary of compensation for named executive officers for the 2006 fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(5)(6)	Option awards ($)(5)(6)	Non Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(7)	Total ($)
Mr. Hewitt(1) Chief Executive Officer	2006	$83,080	$—	$321,875	$—	$—	$—	$106,501	$511,456
Mr. Moore Vice President & Chief Financial Officer	2006	318,760	—	594,912	41,879	—	—	140,692	1,096,243
Mr. Espinosa Vice President & General Manager, Latin America and Asia(4)	2006	275,918	—	443,441	27,235	—	140,237	90,185	977,016
Mr. Hale Vice President & General Manager, U.S. Nonwovens and Europe	2006	261,383	—	416,939	23,377	—	—	12,688	714,387
Former Executive Officers:
Mr. Schaeffer(1)(2)(5) Former Chief Executive Officer	2006	537,500	—	1,095,523	—	—	—	308,972	1,941,995
Mr. Altdorf(3)(5) Former Vice President & Managing Director, Europe	2006	174,540	—	—	—	—	—	2,044,486	2,219,026

(1)             Mr. Hewitt became interim CEO of the Company on September 21, 2006 following an announcement by the Board of Directors of the Company that the Board had asked Mr. Schaeffer to resign as CEO and Director of the Company, and relieved Mr. Schaeffer of his duties as CEO. See “Compensation for Mr. Hewitt” in the narrative disclosure to the summary compensation table and grants of plan-based awards table. All Other Compensation for Mr. Hewitt includes compensation for his services as a director prior to becoming interim CEO. See “Director Compensation” and footnote 7 to the Summary Compensation Table below for additional information regarding compensation paid to Mr. Hewitt for his services as a director through September 21, 2006.

(2)             On October 31, 2006, the Company entered into a Severance Agreement with Mr. Schaeffer (the “Schaeffer Severance Agreement”) pursuant to which the Company and Mr. Schaeffer agreed that Mr. Schaeffer’s employment with the Company and services as a Director and officer of the Company ended on October 31, 2006 (the “Schaeffer Termination Date”). See “Resignation of Mr. Schaeffer” below.

(3)             All Other Compensation provided to Mr. Altdorf primarily includes termination payments negotiated with Mr. Altdorf taking into account severance provisions provided for under Dutch law. The Company and Mr. Altdorf entered into a termination agreement, dated May 8, 2006, pursuant to which Mr. Altdorf resigned, effective June 30, 2006, as Vice President & Managing Director, Europe of the Company. See “Resignation of Mr. Altdorf” below.

(4)             The amount of salary for Mr. Espinosa reflected in the accompanying table has been converted into U.S. dollars at the average exchange rate in effect during fiscal 2006 of 10.89 Mexican pesos per U.S. dollar.

(5)             During fiscal 2006, restricted shares and options forfeited by Mr. Schaeffer and Mr. Altdorf in connection with their resignations are as follows:

	Mr. Schaeffer	Mr. Altdorf
Restricted Shares Forfeited	14,422	—
Grant Date Value of Forfeited Shares	$338,917	$—
Fiscal 2006 Compensation Forfeited	$142,548	$—
Options Forfeited	43,900	7,125
Grant Date Value of Forfeited Options	$624,215	$93,686
Fiscal 2006 Compensation Forfeited	$465,583	$74,078

(6)             Compensation regarding stock and option awards is determined in accordance with Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment” (“SFAS 123(R)”). For a discussion of terms and assumptions regarding the accounting for restricted shares and options, see Note 2 “Accounting Policies and Financial Statement Information” and Note 12 “Stock Option and Restricted Stock Plans” to the Consolidated Financial Statements included in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

(7)             All Other Compensation for named executive officers in fiscal 2006 is as follows:

	Mr. Hewitt	Mr. Moore	Mr. Espinosa	Mr. Hale	Mr. Schaeffer	Mr. Altdorf
Company Contributions to Defined Contribution and Savings Plans	$—	$11,754	$3,937	$12,100	$12,100	$38,127
Life Insurance Premiums Paid by the Company	162	702	8,689	588	4,695	—
Payments of Benefits Prescribed by Mexican Regulation(a)	—	—	61,047	—	—	—
Director Compensation(b)	97,582	—	—	—	—	—
Tax Gross-up(c)	—	56,256	—	—	2,919	—
Payments Under a Severance or Termination Agreement(d)	—	—	—	—	108,408	1,990,370
Perquisites:
Relocation Assistance(c)	—	71,585	—	—	167,404	—
Car Usage	2,697	—	14,955	—	13,098	15,989
Other Perquisites(e)	6,060	395	1,557	—	348	—
Total All Other Compensation	$106,501	$140,692	$90,185	$12,688	$308,972	$2,044,486

(a)             Benefit payments to Mr. Espinosa include payments for vacation premium of $18,971, for Mexican Annual Compensation of $24,131 and for Mexican Social Security of $17,945.

(b)            Director compensation for Mr. Hewitt is comprised of fees earned or paid in cash of $56,000 and stock award compensation of $41,582. See “Compensation of Directors” below for further information regarding compensation of Mr. Hewitt for his services as a director.

(c)             Relocation assistance and tax gross-up amounts are associated with relocation agreements with the named executive officer in connection with the relocation of the Company’s corporate headquarters to Charlotte, NC during fiscal 2006.

(d)            See “Severance Agreement with Mr. Schaeffer” and “Resignation of Mr. Altdorf” below.

(e)             Other perquisites are comprised of temporary living and commuting expenses, health benefits and annual corporate credit card fees.

IV.           Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to named executive officers during the 2006 fiscal year:

2006 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock	All Other Option Awards; Number of Securities Underlying	Exercise or Base Price of Option	Closing Market Price of Securities Underlying Options at Date	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)(1)	Maximum (#)	or Units (#)(2)	Options (#)	Awards ($/Sh)(4)	of Grant ($/Sh)	Option Awards

Mr. Hewitt(3)	10/2/2006	$—	$—	$—	—	—	—	12,500	—	$—	$—	$321,875
Mr. Moore	1/1/2006	56,875	113,750	227,500	—	—	—	—	—	—	—	—
	1/1/2006	—	—	—	—	6,670	—	—	—	6.00	23.99	125,063
	1/1/2006	—	—	—	—	3,300	—	—	—	6.00	23.99	62,766
	1/20/2006	—	—	—	—	—	—	20,000	—	—	—	470,000
	1/20/2006	—	—	—	—	1,415	—	9,555	—	—	—	257,795
Mr. Espinosa	1/1/2006	51,092	102,185	204,370	—	—	—	—	—	—	—	—
	1/1/2006	—	—	—	—	2,475	—	—	—	6.00	23.99	46,406
	1/1/2006	—	—	—	—	2,475	—	—	—	6.00	23.99	47,075
	1/20/2006	—	—	—	—	—	—	15,000	—	—	—	352,500
	1/20/2006	—	—	—	—	440	—	2,980	—	—	—	80,370
	12/5/2006	—	—	—	—	—	—	2,000	—	—	—	52,000
Mr. Hale	1/1/2006	47,466	94,931	189,862	—	—	—	—	—	—	—	—
	1/1/2006	—	—	—	—	2,475	—	—	—	6.00	23.99	46,406
	1/1/2006	—	—	—	—	2,065	—	—	—	6.00	23.99	39,276
	1/20/2006	—	—	—	—	—	—	12,000	—	—	—	282,000
	1/20/2006	—	—	—	—	650	—	4,350	—	—	—	117,500
	12/5/2006	—	—	—	—	—	—	3,000	—	—	—	78,000
Mr. Schaeffer	1/1/2006	162,500	325,000	650,000	—	—	—	—	—	—	—	—
	1/1/2006	—	—	—	—	12,500	—	—	—	6.00	23.99	234,375
	1/1/2006	—	—	—	—	7,425	—	—	—	6.00	23.99	141,224
	1/20/2006	—	—	—	—	—	—	40,000	—	—	—	940,000
	1/20/2006	—	—	—	—	2,715	—	18,325	—	—	—	494,440
Mr. Altdorf	1/1/2006	66,355	132,711	265,422	—	—	—	—	—	—	—	—
	1/1/2006	—	—	—	—	2,475	—	—	—	6.00	23.99	46,406
	1/1/2006	—	—	—	—	825	—	—	—	6.00	23.99	15,692

(1)                Estimated future payouts under equity and non-equity incentive plan awards represent grants of awards based on achievement of 2006 performance targets, which targets were not achieved. Accordingly, bonuses awarded under the short term incentive plan were not earned or paid. Additionally, shares and options awarded under equity incentive plans did not vest in 2006. These equity incentive plan awards will remain active in fiscal 2007 and be subject to fiscal 2007 performance targets. In accordance with SFAS 123(R), the Company treats all grants that remain active in a subsequent year as “re-granted” shares for that year. See “Incentive plan performance targets” below.

(2)                All executives receiving restricted stock awards are required to pay $.01 per awarded share. All other stock awards in the above table represent restricted shares awarded that: (i) vested immediately on the grant date; and/or (ii) contain service-based vesting provisions, and/or (iii) contain performance-based vesting provisions pertaining to the 2005 fiscal year, which performance target had been met at the date of grant.

(3)                Shares granted to Mr. Hewitt disclosed above relate to his assignment as interim CEO, and do not include shares issued in connection with Mr. Hewitt’s service as a member of the Board of Directors. See “Compensation of Directors” below for shares issued to Mr. Hewitt for his services as a director through September 21, 2006.

(4)                The exercise price of $6.00 per share represents the exercise price determined in connection with the initial issuance of options under the 2003 Stock Option Plan in fiscal 2003.

V.                Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following items are described below in support of data reported in the Summary Compensation Table and the Grants of Plan-Based Awards table:

•       Compensation for Mr. Hewitt;

•       Employment agreement with Mr. Moore;

•       Resignation of Mr. Schaeffer;

•       Resignation of Mr. Altdorf;

•       2006 awards under the 2005 Stock Plan;

•       2006 awards under the 2003 Option Plan;

•       Awards outstanding under the 2003 Plan; and

•       Incentive plan performance targets.

Compensation for Mr. Hewitt

Mr. Hewitt became interim CEO of the Company on September 21, 2006 following an announcement by the Board of Directors of the Company that the Board had asked Mr. Schaeffer to resign as CEO and Director of the Company, and relieved Mr. Schaeffer of his duties as CEO. Mr. Hewitt served as interim CEO at the discretion of the Board of Directors through April 22, 2007. See “Compensation Discussion and Analysis” for a description of the Executive Employment Agreement entered into in March 2007 between the Company and Ms. Hagen.

Mr. Hewitt received $25,000 per month and received a grant of 12,500 shares of restricted stock under the Company’s 2004 Restricted Plan for his services as interim CEO.

Effective with his role as interim CEO, Mr. Hewitt did not receive fees as a member of the Board of Directors, including his annual retainer fee, his fee as Chairman of the Board, or meeting fees, while serving as interim CEO. Director fees earned by Mr. Hewitt prior to becoming interim CEO are reported as “All Other Compensation” in the Summary Compensation Table.

Employment agreement with Mr. Moore

On March 24, 2006, PGI entered into an employment agreement with Mr. Moore (the “CFO Agreement”) pursuant to which Mr. Moore will serve as the Vice President and Chief Financial Officer of the Company. The term of the CFO Agreement is from April 1, 2006 until March 31, 2009, unless terminated earlier in accordance with the provisions thereof, and may be renewed by mutual agreement of PGI and Mr. Moore. On March 30, 2007, the Company and Mr. Moore amended the CFO Agreement to extend the term to March 31, 2010 and to provide for a minimum base salary equal to $380,000.

Mr. Moore’s annual base salary will be $380,000, effective March 12, 2007, or such higher rate as the Company’s Board of Directors may determine from time to time. Mr. Moore is eligible to participate in all of the Company’s employee benefit programs for which senior executive employees of the PGI and its subsidiaries are generally eligible. Mr. Moore is also entitled to health insurance and disability insurance coverage in amounts to be reasonably determined by the Board of Directors. The Board of Directors, in its discretion, may award Mr. Moore a bonus following the end of each fiscal year based on his performance and the Company’s operating results during such year. The minimum bonus opportunity for which Mr. Moore is eligible is not less than 35% of his base salary and shall be payable upon achievement of certain performance target levels established by the Board of Directors for Mr. Moore and other senior executive officers of PGI. Mr. Moore is also eligible for specific bonuses as may be determined by the Board of Directors from time to time relating to extraordinary corporate events.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the CFO Agreement filed with the SEC as Exhibit 10.2 to the Company’s Quarterly Report on

Form 10-Q filed on May 11, 2006 and the amendment to be filed with the SEC with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2007.

Resignation of Mr. Schaeffer

On September 21, 2006, the Board of Directors of the Company asked Mr. Schaeffer to resign as CEO and Director of the Company and relieved him of his duties as CEO. On October 31, 2006, the Company and Mr. Schaeffer entered into the Schaeffer Severance Agreement pursuant to which the Company and Mr. Schaeffer agreed that Mr. Schaeffer’s employment with the Company and services as a Director and officer of the Company ended on October 31, 2006, the Schaeffer Termination Date.

In accordance with the Schaeffer Severance Agreement, Mr. Schaeffer received his current base salary through the Schaeffer Termination Date (reflected as salary in the Summary Compensation Table). In addition, as a severance payment, Mr. Schaeffer received (i) an amount equal to his current base salary until December 20, 2006, (ii) the vested portion of his Restricted Shares (less amounts previously withheld for taxes), totaling 30,782 restricted shares, and (iii) the vested portion of his stock option grants, totaling options to acquire 48,750 shares of Class A Common Stock (the “Option Shares”). The Restricted Shares and Option Shares will remain subject to the terms and conditions of the Company’s 2005 Stock Plan and 2003 Option Plan, respectively, and accompanying grant agreements, except for identified provisions requiring forfeiture in the event of certain terminations.

Payments to Mr. Schaeffer for salary from November 1, 2006 through December 20, 2006 are reflected in “All Other Compensation” as payments under a severance or termination agreement (see Note 7 to the Summary Compensation Table).

See “Payments upon termination and potential payments upon termination or change-in-control” for more information regarding the resignation of Mr. Schaeffer.

Resignation of Mr. Altdorf

Mr. Altdorf’s employment with the Company ended on June 30, 2006 (the “Altdorf Termination Date”) by mutual consent pursuant to a termination agreement (the “Altdorf Termination Agreement”) entered into by Mr. Altdorf and the Company on May 8, 2006. On the Altdorf Termination Date, Mr. Altdorf resigned all positions he held with the Company or any of its affiliates.

Payments made to Mr. Altdorf during the third quarter of fiscal 2006 under the Altdorf Termination Agreement amounted to €1,555,000 ($1,990,370 based on the applicable exchange rates on the dates of payment). Such payments to Mr. Altdorf are reflected in “All Other Compensation” as payments under a severance or termination agreement (see Note 7 to the Summary Compensation Table).

The Company also entered into a three year consulting agreement with Mr. Altdorf effective July 1, 2006, which agreement provides that Mr. Altdorf provide a maximum of 150 days of consulting services during the three year period in exchange for a fixed monthly fee of €5,312.50 (approximately $7,012 per month at a 1.32:1 exchange rate as of the end of the 2006 fiscal year), excluding VAT, in addition to other payments if consulting services are provided for more than 150 days.

See “Payments upon termination and potential payments upon termination or change-in-control” for more information regarding the resignation of Mr. Altdorf and consulting services to be provided by Mr. Altdorf.

2006 stock awards under the 2005 Stock Plan

The Compensation Committee may, from time to time, grant shares of restricted stock under the 2005 Stock Plan to such employees and in such amounts and with specified restrictions as it determines appropriate in the circumstances. Vesting of the restricted shares is accelerated on the occurrence of a change in control, and contains vesting provisions based on service and upon the achievement of annual performance targets. See “Incentive plan performance targets” below.

Vesting of stock awards provided to named executive officers in fiscal 2006 is as follows (number of shares):

	Mr. Moore	Mr. Espinosa	Mr. Hale	Mr. Schaeffer
Service Vesting
1/20/2006	22,035	15,635	12,925	43,903
12/5/2006	—	2,000	3,000	—
1/20/2007	2,035	635	925	3,903	(1)
1/20/2008	2,035	635	925	3,902	(1)
1/20/2009	2,035	635	925	3,902	(1)
	28,140	19,540	18,700	55,610
Performance Vesting
2005 Performance	1,415	440	650	2,715
2006 Performance(2)	1,415	440	650	2,715	(1)
	2,830	880	1,300	5,430
Total shares granted	30,970	20,420	20,000	61,040

(1)          Shares forfeited by Mr. Schaeffer in connection with his resignation during fiscal 2006.

(2)          Shares were also awarded to the named executive officers which will vest and become available in the future based on the achievement of 2007 performance targets and 2008 performance targets. In accordance with the provisions of SFAS 123(R) such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2006 fiscal year. Total shares available for future performance-based vesting for 2007 and 2008 are as follows: Mr. Moore—4,245 shares; Mr. Espinosa—1,320 shares, and Mr. Hale—1,950 shares.

(3)          Shares awarded based on the achievement of 2006 performance targets did not vest, as such targets were not met for the 2006 fiscal year. Such shares will remain active in fiscal 2007 and be subject to fiscal 2007 performance targets. In accordance with SFAS 123(R), the Company treats all grants that remain active in a subsequent year as “re-granted” shares for that year. See “Incentive plan performance targets” below.

For additional information regarding the 2005 Stock Plan, see Note 12 “Stock Option and Restricted Stock Plans” to the Consolidated Financial Statements included in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

2006 grants under the 2003 Option Plan

The 2003 Option Plan was approved by the Company’s Board of Directors and shareholders and is administered by the Compensation Committee. The stock options, representing 400,000 shares, have a five-year life and vest, based on the achievement of various service and financial performance criteria, over a four-year period, with the initial awards beginning their vesting terms as of January 4, 2004. Vesting of the stock options is accelerated on the occurrence of a change in control, and contains vesting provisions based on service and upon the achievement of annual performance targets. See “Incentive plan performance targets” below.

Consistent with the provisions of SFAS 123(R), stock options previously awarded to employees in fiscal 2003 and fiscal 2005 which contain performance-based vesting provisions relating to the 2006 fiscal year are considered modified, as such performance targets were not established until the inception of the 2006 fiscal year. Also consistent with the provisions of SFAS 123(R), such awards are treated as an exchange of the original award for a new award and; accordingly, the grant date fair values, as presented in the Grants of Plan-Based Awards table and 2006 compensation costs for such options have been re-measured as of the beginning of the 2006 fiscal year.

Vesting of these option grants were based on achievement of 2006 performance targets, which targets were not met. Accordingly, these option awards were not earned, and did not vest, in 2006. These option awards will remain active in fiscal 2007 and be subject to fiscal 2007 performance targets. In accordance with SFAS 123(R), the Company treats all grants that remain active in a subsequent year as “re-granted” shares for that year. See “Incentive plan performance targets” below.

Incentive plan performance targets

The Company’s Annual Incentive Plan for fiscal 2006 provided that pay-outs under the plan would be made if the Company achieved its performance target for fiscal 2006, which target was defined as the achievement of consolidated EBITDA of $136.0 million for the 2006 fiscal year. Additionally, participants could earn 50% of their target award if consolidated EBITDA reached $129.0 million, and as much as 200% of their target amount if consolidated EBITDA reached $145.0 million. As such performance was not achieved, there was no compensation paid under the Annual Incentive Plan to participants in fiscal 2006.

Additionally, portions of restricted shares awarded under the 2005 Stock Plan and options awarded under the 2003 Option Plan contain performance vesting provisions. Such performance targets for these equity-based incentive compensation plans are substantially the same as those established under the Annual Incentive Plan described above.

With respect to awards under equity incentive plans, if the performance targets are not met in any particular year (a “Missed Year”), the awards that did not vest in the Missed Year (the “Carryover Awards”) will remain active in the next fiscal year and subject to the performance targets established for that next fiscal year. In accordance with SFAS 123(R), the Company treats all grants that remain active in a subsequent year as “re-granted” shares for that year. If the performance targets for such fiscal year are met, the Carryover Awards will vest at the same time and in the same manner as the incentive plan awards granted for such fiscal year. In no event will any unvested portion of any award remain active after the fiscal year following the Missed Year. If performance targets applicable to Carryover Awards are not met in the next fiscal year, the Carryover Awards expire.

For example, the Company did not achieve its performance target for 2006 (EBITDA of $136.0 million). Therefore, the unvested amounts for 2006 will remain active in 2007 and will vest only if the performance targets established for 2007 are met. If the 2007 performance targets are not met, the 2006 awards that remained active would expire unvested and the 2007 grants would remain active for 2008. If the 2007 performance targets are met, both the 2006 awards and the 2007 awards would vest.

See “2006 stock awards under the 2005 Stock Plan” and “Awards outstanding under the 2003 Option Plan” described above.

VI.           Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by named executive officers at the end of the 2006 fiscal year:

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Hewitt(6)	—	—	—	—	—	—	—	—	—
Mr. Moore	—	10,100	—	$6.00	4/25/2010	6,105	$155,983	—	—
	—	26,660	—	6.00	12/11/2008	—	—	—	—
Mr. Espinosa	—	7,575	—	6.00	4/25/2010	1,905	48,673	—	—
	—	10,050	—	6.00	12/11/2008	—	—	—	—
Mr. Hale	—	6,305	—	6.00	4/25/2010	2,775	70,901	—	—
	—	10,050	—	6.00	12/11/2008	—	—	—	—
Mr. Schaeffer	—	11,250	—	6.00	4/25/2010	—	—	—	—
	—	37,500	—	6.00	12/11/2008	—	—	—	—
Mr. Altdorf	—	1,250	—	6.00	4/25/2010	—	—	—	—
	—	7,500	—	6.00	12/11/2008	—	—	—	—

(1)             The vesting dates of options are as follows:

		Vested at 12/30/2006	Vesting 12/31/2006	Vesting 12/31/2007	Vesting 12/31/2008	Total
Mr. Moore	2005 Grant	5,000	1,700	1,700	1,700	10,100
	2003 Grant	20,000	3,330	3,330	—	26,660
Mr. Espinosa	2005 Grant	3,750	1,275	1,275	1,275	7,575
	2003 Grant	7,500	1,275	1,275	—	10,050
Mr. Hale	2005 Grant	3,125	1,060	1,060	1,060	6,305
	2003 Grant	7,500	1,275	1,275		10,050
Mr. Schaeffer	2005 Grant	11,250	—	—	—	11,250
	2003 Grant	37,500	—	—	—	37,500
Mr. Altdorf	2005 Grant	1,250	—	—	—	1,250
	2003 Grant	7,500	—	—	—	7,500

(2)             Options were also awarded to the named executive officers which will vest and become available in the future based on the achievement of 2007 performance targets and 2008 performance targets. In accordance with the provisions of SFAS 123(R) such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2006 fiscal year. Total shares available for future performance-based vesting for 2007 and 2008 are as follows: Mr. Moore—23,240 shares; Mr. Espinosa—12,375 shares, and Mr. Hale—11,145 shares.

(3)             The vesting dates of restricted shares are as follows:

	Vesting 3/31/2007	Vesting 3/31/2008	Vesting 3/31/2009	Total
Mr. Moore	2,035	2,035	2,035	6,105
Mr. Espinosa	635	635	635	1,905
Mr. Hale	925	925	925	2,775

(4)             Determined based on the closing price of the Company’s common stock ($25.55) on December 29, 2006.

(5)             Shares were also awarded to the named executive officers which will vest and become available in the future based on the achievement of 2007 performance targets and 2008 performance targets. In accordance with the provisions of SFAS 123(R) such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2006 fiscal year. Total shares available for future performance-based vesting for 2007 and 2008 are as follows: Mr. Moore—4,245 shares; Mr. Espinosa—1,320 shares, and Mr. Hale—1,950 shares.

(6)             Shares granted to Mr. Hewitt On October 2, 2006 for his services as interim CEO were disposed of by gift during fiscal 2006. See “Compensation of Directors” below for shares held by Mr. Hewitt for his services as a director through September 21, 2006.

VII.      Option Exercises and Stock Vested

The following table presents information regarding the exercise of options for Class A Common Stock, and the vesting of restricted shares, by named executive officers during the 2006 fiscal year:

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(4)
Mr. Hewitt(1)	—	—	12,500	$321,875
Mr. Moore(2)	—	—	23,450	551,075
Mr. Espinosa(3)	—	—	18,075	429,763
Mr. Hale(3)	—	—	16,575	397,013
Mr. Schaeffer(2)	—	—	46,618	1,095,511

(1)             Vested shares for Mr. Hewitt were acquired through a grant under the 2004 Restricted Plan in connection with his appointment as interim CEO of the Company on September 21, 2006.

(2)             Vested shares for Mr. Moore and Mr. Schaeffer relate to shares granted on January 20, 2006 under the 2005 Stock Plan.

(3)             Vested shares for Mr. Espinosa and Mr. Hale relate to shares granted on January 20, 2006 and December 5, 2006 under the 2005 Stock Plan.

(4)             Value determined based on market value of the shares on the vesting date.

VIII.                      Pension Benefits

The following table presents information regarding pension benefits for named executive officers:

2006 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Espinosa	Plan de Pensiones por Jubilacion	26	$877,899	—

Monthly retirement benefits under the Plan de Pensiones por Jubilacion are calculated by multiplying monthly pension income by the number of years of service, plus 4.5 additional years, and then by .69%. Elements of monthly pension income included in the benefit formula include salary, savings fund, vacation premium and social security. Under the plan, there is an early retirement option at age 60, which benefits can reach approximately 89% of those available at the normal retirement age of 65 years. Eligibility for full benefits is achieved once an employee’s age, when added to the employee’s years of service, equals one hundred. Additional benefits can be earned under the plan when an employee’s age, when added to the employee’s years of service, exceeds one hundred.

Key assumptions used in calculating the amount of benefits accumulated under the Plan de Pensiones por Jubilacion include a discount rate of 11.3%, a long-term inflation rate of 6.0% and a minimum salary increase rate of 5.0%. For additional information regarding the Company’s pension and postretirement benefits, including material assumptions applied in calculating accumulated benefits, see Note 11 “Pension and Postretirement Benefit Plans” to the Consolidated Financial Statements included in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

IX.          Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company has no nonqualified defined contribution or other nonqualified deferred compensation plans for named executive officers.

X.               Payments Upon Termination and Potential Payments Upon Termination or Change-in-Control

Termination of Mr. Moore under the CFO Agreement

If Mr. Moore’s employment is terminated by the Company without “Cause” or upon Mr. Moore’s resignation with “good reason” during the term of the CFO Agreement, Mr. Moore will be entitled to receive special severance payments equal to (i) Mr. Moore’s current base salary for the period equal to the 24 month anniversary of the date of termination, and (ii) his target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by him during the fiscal year in which the termination date occurs divided by 365. The base salary for the fist six month period and the full target bonus opportunity will be paid on the first calendar day of the month following the six month period. The remainder of the base salary will be paid in regular monthly installments. Receipt of the severance payments is conditioned upon Mr. Moore executing and delivering a General Release substantially in form and substance attached to the CFO Agreement and Mr. Moore not having breached the his representations or the confidentiality, non-competition and non-solicitation provisions in the CFO Agreement. The severance payments will not be reduced by any compensation Mr. Moore receives from employment subsequent to his termination.

“Cause” includes a breach of the Agreement, a breach of the Officer’s duty of loyalty to the Company or an act of dishonesty or fraud with respect to the Company, commission of a felony, a crime involving moral turpitude or other act or omission causing material harm to the Company’s reputation, drug use, reporting to work under the influence of alcohol or aiding a competitor supplier or customer to the material detriment of the Company. “Good reason” with respect to the CFO Agreement includes a reduction in base salary or target annual bonus opportunity payable to Mr. Moore, the Company changes Mr. Moore’s title or reduces his responsibilities inconsistent with the positions he holds, or Mr. Moore and the Company are unable to agree upon the proper reporting of any financial matter which Mr. Moore reasonably believes is appropriate in order to comply with the rules and regulations of the SEC or in order for the Company’s financial statements to be prepared in accordance with GAAP.

In the event that the CFO Agreement is terminated, the Company is obligated to provide, at the Company’s expense and for a period of 12 months following Mr. Moore’s termination, the life, disability, medical, dental and hospitalization benefits provided to Mr. Moore and his dependants and beneficiaries immediately prior to the date of termination. Such obligation can be mitigated by benefits received from a subsequent employer.

In the event that the CFO Agreement expires and is not renewed in accordance with its terms, is terminated by the Company for “cause” or is terminated upon Mr. Moore’s resignation (other than termination for “good reason” (as defined in the CFO Agreement)), Mr. Moore shall be entitled to receive only his base salary through the date of termination or expiration and shall not be entitled to receive any other salary, compensation or benefits from the Company or its subsidiaries, except as otherwise specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law.

Assuming that Mr. Moore was terminated without Cause or resigned for “good reason” on the last business day of the Company’s last fiscal year, Mr. Moore would be entitled to receive $763,750 in severance payments and $8,022 of health benefits under the CFO Agreement.

Severance Agreement with Mr. Schaeffer

On September 21, 2006, the Board of Directors of the Company asked Mr. Schaeffer to resign as CEO and Director of the Company, and relieved him of his duties as CEO. In accordance with the Schaeffer Severance Agreement, Mr. Schaeffer received his current base salary through the Schaeffer Termination Date. In addition, as severance payment, Mr. Schaeffer received (i) an amount equal to his current base salary until December 20, 2006, (ii) the vested portion of his restricted stock awards (less amounts previously withheld for taxes), totaling 30,782 restricted shares of Class A Common Stock (the “Restricted Shares”), and (iii) the vested portion of his stock option grants, totaling options to acquire 48,750 shares of Class A Common Stock (the “Option Shares”). Total benefits received by Mr. Schaeffer under the Schaeffer Severance Agreement, including severance of $82,500 and health benefits of $25,908, amounted to $108,408. The Restricted Shares and Option Shares will remain subject to the terms and conditions of the Company’s 2005 Stock Plan and 2003 Option Plan, respectively, and accompanying grant agreements, except for identified provisions requiring forfeiture in the event of certain terminations.

Until September 21, 2007, the Company will pay the employer and employee portion of the premiums for group medical, dental and vision insurance (the “Health Benefits”) at the coverage levels in effect at the Schaeffer Termination Date. In addition, the Company will pay the conversion premium under the Company’s group life insurance plan to convert the existing group life insurance policy on Mr. Schaeffer to an individual policy with current benefit levels and an initial term through September 21, 2007. From the Schaeffer Termination Date until September 21, 2007, the Company shall also pay monthly to Mr. Schaeffer an amount equal to the amount the Company was paying on his behalf for long-term disability coverage. Mr. Schaeffer also is entitled to continue his Health Benefits as provided by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) beginning on March 21, 2007 and continuing through September 21, 2008, with the Company paying the full premiums until September 21, 2007. The Company’s obligations with respect to the Health Benefits, life insurance and COBRA coverage will be limited to the extent Mr. Schaeffer obtains benefits from a subsequent employer that are no less favorable to him in the aggregate.

The Schaeffer Severance Agreement contains customary (a) confidentiality obligations for Mr. Schaeffer with respect to both Company and third-party confidential information, (b) non-compete and non-solicitation obligations for Mr. Schaeffer through September 21, 2007, and (c) protection of the Company’s intellectual property rights. In addition, under the terms of the Company’s 2003 Option Plan, Mr. Schaeffer will continue to be subject to the plan’s non-compete provisions for so long as the Option Shares remain outstanding. In connection with the execution of the Schaeffer Severance Agreement, Mr. Schaeffer also executed a General Release of claims in favor of the Company and certain of its affiliates and related parties.

Except as provided above, Mr. Schaeffer is not entitled to receive any other payments from the Company related to the termination of his employment, including without limitation payments pursuant to the Executive Employment Agreement, dated as of March 24, 2006, between Mr. Schaeffer and the Company (the “Executive Employment Agreement”), the Change in Control Severance Compensation Agreement, dated as of March 24, 2006, between Mr. Schaeffer and the Company (the “Change in Control Agreement”), or the Company’s Short-term Incentive Compensation Plan in respect of a bonus for the 2006 fiscal year.

Resignation of Mr. Altdorf

Mr. Altdorf’s employment with the Company ended on June 30, 2006 (the “Altdorf Termination Date”) by mutual consent pursuant to a termination agreement (the “Altdorf Termination Agreement”) entered into by Mr. Altdorf and the Company on May 8, 2006. On the Altdorf Termination Date, Mr. Altdorf resigned all positions he held with the Company or any of its affiliates. Pursuant to the Altdorf Termination Agreement, the Company shall procure that, at the coming annual shareholders meetings of the Company, Mr. Altdorf is granted a customary discharge (“décharge”) by the appropriate entities in respect of the performance of his duties as Managing Director of these companies until his resignation.

Mr. Altdorf received payments totaling €1,555,000 ($1,990,370 based on the exchange rate applicable on the dates of payment) in 2006 under the Altdorf Termination Agreement for severance, notice, holidays and accrued leave. Mr. Altdorf is not entitled to any bonus payments for the 2006 fiscal year, and will retain rights to 8,750 stock options to acquire a like number of Class A Common Stock, vested before the Altdorf Termination Date under the terms of the 2003 Option Plan of the Company. The Altdorf Termination Agreement contained customary provisions regarding the return of Company property, confidentiality, non-solicitation, non-competition and intellectual property rights.

The Company also entered into a three-year consulting agreement with Mr. Altdorf effective July 1, 2006, which agreement provides that Mr. Altdorf provide a maximum of 150 days of consulting services during the three year period in exchange for a fixed monthly fee of € 5,312.50 (approximately $7,012 per month at a 1.32:1 exchange rate as of the end of the 2006 fiscal year), excluding VAT. Additionally, for every day the 150 day maximum as mentioned is exceeded, the Company will pay a fixed daily fee of € 1,275 (approximately $1,683 at a 1.32:1 exchange rate as of the end of the 2006 fiscal year), excluding VAT. No fees are due from the date Mr. Altdorf has not been able, for whatever reason (e.g. illness or disability), to perform his work under the consulting agreement for a period of 30 days; provided, every reasonable effort will be made to allow Mr. Altdorf to make up any time missed. Additionally, the Company shall reimburse Mr. Altdorf for reasonable and pre-approved travel and out-of-pocket expenses incurred in the performance of his consulting activities.

Change in Control Severance Compensation Agreements

The Company has entered into separate Change in Control Severance Compensation Agreements (each, an “Agreement”) with Messrs. Moore, Espinosa and Hale (“Officers”). Each Agreement became effective as of March 24, 2006 and expires on December 31, 2007, subject to extension as described below. Each Agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for an Officer’s death, disability, attainment of retirement age, and performance-related matters. In the event of a Change in Control (as defined in the Agreement), each Agreement is automatically extended to the earlier of (i) one year from the date of the Change in Control, or (ii) the Officer’s death, disability, or retirement.

For purposes of the Agreements, a Change in Control is defined as the occurrence of certain specified events, including:

•       certain significant changes in voting control,

•       changes in the composition of the Board not approved by two-thirds of the existing Board,

•       the consummation of a merger or consolidation of the Company unless (a) the existing securityholders continue to own more than 50% of the voting power of the surviving corporation, or (b) the corporate existence of the Company is unaffected and the CEO and directors retain their positions (and the existing directors constitute a majority of the Board), or

•       a complete liquidation of the Company or a sale of substantially all of the assets of the Company.

If a Change in Control occurs during the term of the Agreement, each Officer becomes entitled, upon the subsequent termination of his employment to receive Change in Control benefits, unless the termination is (i) by the Officer other than for “Good Reason,” (ii) by the Company for “Cause” or because of the Officer’s disability, or (iii) because of the Officer’s death or attainment of retirement age. “Good Reason” includes the assignment of duties reasonably inconsistent with the Officer’s position and responsibilities immediately prior to the Change in Control or changes in titles or offices of such Officer, a reduction in base salary or failure of the Company to continue any material compensation or benefit plan (or reduce benefits or increase costs thereunder) or requiring relocation of such Officer’s principal residence at least 100 miles. “Cause” includes a breach of the Agreement, a breach of the Officer’s duty of loyalty to the Company or an act of dishonesty or fraud with respect to the Company, commission of a felony, a crime involving moral turpitude or other act or omission causing material harm to the Company’s reputation, drug use, reporting to work under the influence of alcohol or aiding a competitor supplier or customer to the material detriment of the Company.

Change in Control benefits include, among other things, a lump sum cash payment that is the sum of (i) either 12 or 24 times (depending on the individual Officer) the Officer’s current monthly base salary, and (ii) one or two times (depending on the individual Officer) the greater of (x) the Officer’s annual bonus earned for the most-recently completed fiscal year of the Company and (y) the Officer’s annual target bonus for the year that includes the date of termination (the “Severance Payment”). Change in Control benefits also include the acceleration of all unvested shares of restricted stock previously issued to the Officer under the 2005 Stock Plan, continuation of life and medical insurance plans for the Officer for a period of 12 months following the date of termination, payment of all reasonable legal fees and expenses incurred by the Officer as a result of termination and payment of reasonable costs of outplacement services (not to exceed $15,000).

If an Officer is terminated other than as a result of a Change in Control (unless by the Officer other than for Good Reason or by the Company for Cause or as a result of the Officer’s disability or retirement), the Officer will be entitled to Company benefits to which he would otherwise entitled; provided that any severance pay will not be less than the Severance Payment.

As consideration for any benefits, each Officer is obligated to maintain the confidentiality of certain confidential business information, promptly disclose to the Company all intellectual property related to the Company that is generated by the Officer, and adhere to certain non-competition and non-solicitation obligations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Agreement filed with the SEC.

Had termination occurred as of the last business day of the 2006 fiscal year as a result of a Change in Control, potential payments to Messrs. Moore, Espinosa and Hale would have been as follows:

	Severance Amount	Early Vesting of Restricted Shares(1)	Early Vesting of Options(2)	Health Benefits	Outplacement Services	Total
Mr. Moore	$763,750	$264,443	$684,250	$8,022	$15,000	$1,735,465
Mr. Espinosa(3)	681,307	82,399	366,563	7,924	15,000	1,153,193
Mr. Hale	637,395	120,724	329,906	16,134	15,000	1,119,159

(1)          Determined based on the closing price of the Company’s common stock ($25.55) on December 29, 2006.

(2)          Under the 2003 Option Plan, all unvested options immediately vest in the event of a change in control. Such options are valued at the closing price of the underlying shares as of the last day of the 2006 fiscal year, reduced by the exercise price of $6.00 per share required to be paid by the participant.

(3)          Severance for Mr. Espinosa that would have been paid in Mexican pesos has been converted into U.S. dollars at the exchange rate in effect as of the last business day of fiscal 2006, or 10.875 pesos per U.S. dollar.

XI.          Compensation of Directors

The following table presents a summary of compensation for directors for the 2006 fiscal year:

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation earnings	All Other Compensation ($)	Total ($)
Mr. Hewitt(a)
Mr. Arias	$76,000	$27,106	—	—	—	—	$103,106
Mr. Linden	81,500	27,106	—	—	—	—	108,606
Mr. Ovenden	58,500	60,569	—	—	—	—	119,069
Mr. Volpe	10,500	36,027	—	—	—	—	46,527

(a)           Compensation to Mr. Hewitt for his services as a director is reflected as All Other Compensation in the Summary Compensation Table. See footnote (c) and the accompanying narrative below for further information regarding compensation provided to Mr. Hewitt for his services as a director.

(b)          At fiscal year-end, the aggregate number of restricted stock awards outstanding for each director was as follows: Mr. Arias—6,635 shares; Mr. Hewitt—7,293 shares; Mr. Linden—6,635 shares; Mr. Ovenden—8,023 shares; and Mr. Volpe—1,607 shares.

(c)           The grant date fair values of restricted stock awards granted to directors in 2006 are as follows:

	Award Date	Grant Date Fair Value of Awards Issued in Lieu of Cash Payment for Fees	Grant Date Fair Value of Other Awards	Grant Date Fair Value of All Awards Granted in 2006
Mr. Arias	1/20/2006	$9,753	$23,500	$33,253
Mr. Hewitt	1/20/2006	9,753	23,500	33,253
Mr. Hewitt	8/22/2006	14,476	—	14,476
Mr. Linden	1/20/2006	9,753	23,500	33,253
Mr. Ovenden	1/20/2006	9,753	23,500	33,253
Mr. Ovenden	8/22/2006	14,476	—	14,476
Mr. Ovenden	10/18/2006	18,987	—	18,987
Mr. Volpe	8/22/2006	19,294	—	19,294
Mr. Volpe	10/18/2006	18,987	—	18,987

Annual Board/Committee Retainer Fees

Management directors and affiliates of MatlinPatterson Global Advisers LLC are not entitled to receive any fees for their service on the Board of Directors. Accordingly, Messrs. Betolaza, Chan, Patterson, Watzky and Schaeffer are not included in the Director Compensation table as they received no compensation as directors during 2006.

The other directors receive (i) a yearly fee of $60,000, (ii) $1,000 for each Board of Directors meeting attended, and (iii) $500 for each Committee meeting attended. Additionally, as Chairman of the Board, Mr. Hewitt receives an additional yearly fee of $20,000. The chairman of each of the Audit, Purchasing and Compensation Committees receives a yearly fee of $20,000, $10,000 and $10,000, respectively, for serving in such capacities. Such fees, excluding the portion paid in stock as described below, are paid on a quarterly basis. Such directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and in their capacity as committee chairman. See “Director Compensation for Mr. Hewitt” below.

Director Compensation for Mr. Hewitt

On September 21, 2006, Mr. Hewitt assumed the role of interim CEO, and served in that role through April 22, 2007. Compensation for Mr. Hewitt is provided in the Summary Compensation Table. Effective with his role as interim CEO, Mr. Hewitt did not received his annual retainer fee, his fee as Chairman of the Board, or meeting fees, while in office. Mr. Hewitt did not receive compensation for such fees during the fourth quarter of 2006, which fees would have amounted to $20,500. Mr. Hewitt will cease to be an employee of the Company on April 30, 2007 and, starting May 1, 2007, will receive fees for his services as a director.

Stock Awards Issued for Fees, in Lieu of Cash Payment

Under the 2004 Restricted Plan, and unless otherwise determined by a committee of the Company’s Board of Directors not eligible to receive restricted shares under the 2004 Restricted Plan, $10,000 of the yearly fee will be payable in shares of the Company’s Class A Common Stock. In addition, directors may elect to receive restricted stock in lieu of cash payments for quarterly director’s fees.

In January 2006, Mr. Hewitt, Mr. Arias, Mr. Ovenden and Mr. Linden each received grants of 415 shares in lieu of cash payment for director’s fees, which shares granted to each director were valued at $9,752 at the grant date. Of such awards, 50% vested on July 20, 2006, and the remaining shares vest on

July 20, 2007. In August 2006, Mr. Volpe received a grant of 219 shares, in lieu of cash payment for director’s fees, valued at $4,818 at the grant date. Of such awards, 110 shares vest on February 22, 2007, and the remaining shares vest on August 22, 2007.

In August of 2006, Mr. Hewitt, Mr. Ovenden and Mr. Volpe each elected to receive grants of restricted stock, in lieu of cash payment for quarterly director’s fees earned for the third quarter of fiscal 2006. Additionally, in October of 2006, Mr. Ovenden and Mr. Volpe each elected to receive grants of restricted stock, in lieu of cash payment for quarterly director’s fees earned for the fourth quarter of fiscal 2006. Mr. Hewitt received a total of 658 shares, which vested immediately, and which were valued at $14,476 at the grant date; such value is included as All Other Compensation in the Summary Compensation Table. Mr. Ovenden and Mr. Volpe each received a total of 1,388 shares, which vested immediately, and which were valued at $33,463 at the grant dates; such value is also included as a component of stock awards in the Director Compensation table.

Other Awards

In January 2006, Mr. Hewitt, Mr. Arias, Mr. Linden and Mr. Ovenden each received a restricted stock grant of 1,000 shares, each valued at $23,500 at the grant date. Of such awards, 50% vested on July 20, 2006 and the remaining shares will vest on July 20, 2007. The earned portion of such awards for Mr. Arias, Mr. Linden and Mr. Ovenden is included as a component of stock awards in the Director Compensation table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders Agreement

In connection with the Company’s emergence from bankruptcy on March 5, 2003, PGI, MatlinPatterson Global Opportunities Partners, L.P. and certain other stockholders (collectively “Non-Matlin Global Partners Holders”) entered into a Shareholders Agreement, dated as of March 5, 2003 as amended on December 20, 2004 (the “Shareholders Agreement”). The terms of the Shareholders Agreement are described below.

Contractual Preemptive Rights.   The Shareholders Agreement grants contractual preemptive rights to each holder of the common stock issued: (a) pursuant to the Modified Plan; (b) upon the conversion of the Convertible Notes or exercise of the Warrants, (c) upon antidilution adjustments, or (d) upon stock splits, stock dividends or otherwise, in each case, in respect of the securities set forth in clauses (a), (b) and (c) above (collectively, the “Initial Common Stock”). Such contractual preemptive rights give each holder of Initial Common Stock the right to purchase up to its pro rata share of any shares of capital stock or options, warrants, conversion rights or other rights to acquire shares of capital stock proposed to be issued by us, subject to certain excluded issuances set forth in the Shareholders Agreement and summarized in the immediately following sentence. The contractual preemptive rights may be waived with the prior consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners. The contractual preemptive rights terminate if we experience a change of control or with the consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners.

Tag-Along Rights   MatlinPatterson Global Opportunities Partners has granted certain “tag-along” rights to each holder of Initial Common Stock.

Provisions Regarding Our Board of Directors   In accordance with the Plan, the Shareholders Agreement sets forth certain covenants of the parties thereto with respect to the composition of our Board of Directors and the voting of the shares held thereby with respect to the nomination, election and removal of directors. Pursuant to the Plan and the Shareholders Agreement, our Board of Directors is (a) fixed at nine members, each with one year terms, subject to the removal provisions of our Amended and Restated By-Laws, and (b) composed of five directors designated by MatlinPatterson Global Opportunities Partners (together with any direct or indirect successors thereto designated by MatlinPatterson Global Opportunities Partners, the “MP Board Members”), two directors designated by the Non-Matlin Global Partners Holders (together with any direct or indirect successors thereto, the “Non-Matlin Global Partners Board Members”), and two directors designated by the Board so long as at least one Non-Matlin Global Partners Board Member votes in the affirmative for the nominee. The voting and appointing of members of the board of directors are subject to certain provisions of the Shareholders Agreement.

The Shareholders Agreement contains other provisions regarding, among other things, reporting obligations, registration rights, transferring rights granted by the Shareholders Agreement, third party beneficiaries and enforcement of certain provisions of the Shareholders Agreement thereby, specific performance, amendments, granting of equivalent rights to our additional stockholder, and termination of the requirements for approval of actions by Non-Matlin Global Partners Board Members once they are no longer required to have a seat on the board.

Other Transactions

On December 15, 2004, the Company executed an agreement for consulting services effective December 9, 2004 with William B. Hewitt. Mr. Hewitt has served as a director of PGI since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Mr. Hewitt also served as Interim Chief Executive Officer from September 21, 2006 through April 22, 2007. Pursuant to the consulting agreement, Mr. Hewitt provided the Company with a minimum of 104 days of consulting services a year. In consideration of Mr. Hewitt’s consulting services, the Company paid the following compensation: (i) $15,000 per month to a charity designated by Mr. Hewitt and (ii) $5,000 per month directly to Mr. Hewitt. In addition, the Company made a one-time issuance of 25,000 shares of Common Stock to Mr. Hewitt as of October 26, 2004, pursuant to the Company’s 2004 Restricted Stock Plan, which Mr. Hewitt donated to a charitable organization of his choice, as expressly permitted by the consulting agreement. The Company and Mr. Hewitt mutually agreed to terminate the consulting agreement effective December 31, 2005.

Review, Approval or Ratification of Transactions with Related Persons

Transactions with related persons are required to be disclosed under the Company’s Code of Ethics for Directors (the “Code of Ethics”) and the Company’s Code of Conduct and Business Principles (the “Code of Conduct”), which policies include disclosure of items covered by Item 404(a) of Regulation S-K. Depending on the source and type of related person transaction, review, approval or ratification of it may occur by the Audit Committee, who is charged with reviewing reports and disclosures of insider and affiliated party transactions, or by the full Board, each in accordance with the standards set forth in the Code of Conduct or Code of Ethics.

SOLICITATION AND EXPENSES OF SOLICITATION

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

STOCKHOLDER PROPOSALS FOR OUR 2008 ANNUAL MEETING

Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the annual meeting of stockholders in 2008 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, proposals of stockholders intended to be presented at the annual meeting in 2008 must be received by the Secretary of the Company no later than December 20, 2007 and will be considered untimely if received after such date. Proposals submitted outside the procedures prescribed in SEC Rule 14a-8 will be considered untimely if not delivered or mailed and received at the Company’s principal executive offices prior to the date of the annual meeting of stockholders. Proposals should be sent to Corporate Secretary, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269.

ADDITIONAL INFORMATION

The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, as filed with the SEC, including the financial statements and the schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Dennis Norman, Vice President—Strategic Planning and Communications, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269. Additional information, including a copy of the Company’s Annual Report on Form 10-K, may be obtained by visiting the Company’s website at www.polymergroupinc.com. A list of stockholders entitled to vote on matters at the Annual Meeting will be available for inspection at the Company’s headquarters beginning on May 14, 2007.

Please complete the enclosed proxy and mail it in the postage-paid envelope provided as soon as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

POLYMER GROUP, INC.

9335 HARRIS CORNERS PARKWAY, SUITE 300

CHARLOTTE, NORTH CAROLINA 28269

2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints WILLIS C. MOORE III and DANIEL L. RIKARD (collectively, the "Proxies"), and each of them, proxies, with full power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote the stock of Polymer Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held May 24, 2007 and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, with respect to the following:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

POLYMER GROUP, INC.

May 24, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

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20900000000000000000 9	052407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ☐ Pedro A. Arias ☐ Ramon Betolaza ☐ Mark Patterson ☐ Lap Wai Chan ☐ William B. Hewitt ☐ Eugene Linden ☐ James A. Ovenden ☐ Veronica Hagen ☐ Charles E. Volpe

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2007 Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If signed and no direction is given for any item, this proxy will be voted FOR the slate of directors described herein and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in accordance with the judgment of the person or persons voting on such matter or matters. Please return your executed form as soon as possible in the envelope provided to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:       Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.